Exhibit 10.50

AMENDMENT NO. 1 TO COMMON TERMS AGREEMENT
This AMENDMENT NO. 1 TO COMMON TERMS AGREEMENT (this “Amendment”), dated as of November 2, 2023, amends that certain Common Terms Agreement, dated as of July 12, 2023 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Common Terms Agreement” and, as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “CommonTerms Agreement”) by and among RIO GRANDE LNG, LLC, a limited liability company formed under the laws of the State of Texas (the “Borrower”), the Senior Secured Debt Holder Representatives party thereto from time to time, and MUFG BANK, LTD., in its capacity as the P1 Intercreditor Agent (the “P1 Intercreditor Agent”).
WHEREAS, the Required Senior Secured Debt Holders (in accordance with Section 6.3 (Modifications, Consents and Waivers of and under the Common Terms Agreement) of the Collateral and Intercreditor Agreement) and the Borrower desire to amend the Common Terms Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings set forth herein, the parties to this Amendment agree as follows:
Section 1.    Definitions; Principles of Interpretation.
Capitalized terms used, but not otherwise defined, in this Amendment shall have the respective meanings given to them in the Common Terms Agreement. The principles of interpretation and construction applicable to the Common Terms Agreement pursuant to Section 1.2 (Interpretation) of the Common Terms Agreement shall apply to this Amendment, mutatis mutandis.
Section 2.    Amendments to Common Terms Agreement.
Effective as of the Amendment Effective Date (as defined below) the Existing Common Terms Agreement is hereby amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit A attached hereto; and
Section 3.    Effectiveness of Amendments.
The amendments set forth in Section 2 shall be effective upon the date (the “Amendment Effective Date”) on which the P1 Intercreditor Agent has received duly executed counterparts of this Amendment from the Borrower and the P1 Intercreditor Agent.
Section 4.    Representations and Warranties.
The Borrower represents and warrants for the benefit of the P1 Intercreditor Agent and the Senior Secured Creditor Representatives that:
(a)    no Default or Event of Default has occurred and is continuing or will occur upon giving effect to the transactions and agreements contemplated under this Amendment;
(b)    the Borrower has the power and authority to execute and deliver, and to perform its obligations under this Amendment and the execution, delivery, and performance of its obligations under this Amendment do not conflict with its Organic Documents; and
(c)    this Amendment has been duly executed by the Borrower and (assuming the due execution and delivery by the counterparties hereto) constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by general principles of equity and bankruptcy, insolvency and similar laws.

Section 5.    Limited Effect on Common Terms Agreement and P1 Financing Documents.
(a)    Except as expressly provided for herein, the terms and conditions of the Existing Common Terms Agreement shall continue unchanged and shall remain in full force and effect. The amendment agreed to herein shall apply solely to the matters set forth herein and such amendment shall not be deemed or construed as a consent to or an amendment of any other matters.
(b)    This Amendment shall constitute a P1 Financing Document. Upon the effectiveness hereof, each reference to the Common Terms Agreement in the Common Terms Agreement or in any other P1 Financing Document shall mean and be a reference to the Common Terms Agreement as amended hereby (and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time).
(c)    Neither the execution and delivery of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any Liens or Senior Secured Obligations under the Common Terms Agreement or to pay, extinguish, release, satisfy or discharge (i) the Senior Secured Obligations under the Common Terms Agreement, (ii) the liability of the Borrower under the Common Terms Agreement or the other P1 Financing Documents or any Senior Secured Obligations or other obligations evidenced thereby, or (iii) any mortgages, deeds of trust, liens, security interests or contractual or legal rights securing all or any part of such Senior Secured Obligations.
(d)    Borrower hereby (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the Borrower’s obligations arising under or pursuant to the P1 Financing Documents to which it is a party, (ii) reaffirms all of the Borrower’s obligations under the Common Terms Agreement and the other P1 Financing Documents to which it is a party, and (iii) acknowledges and agrees that the Common Terms Agreement and each other P1 Financing Document executed by each Loan Party remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
Section 6.    Severability.
If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.    GOVERNING LAW.
THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
Section 8.    Binding Nature and Benefit.
This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.
Section 9.    Counterparts.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when it has been executed by the P1 Intercreditor Agent and when the P1 Intercreditor Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart
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of a signature page of this Amendment by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature pages follow.]
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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

RIO GRANDE LNG, LLC
as the Borrower

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Senior Vice President and Treasurer
[Signature Page to Amendment No. 1 to Common Terms Agreement]

MUFG BANK, LTD.,
as the P1 Intercreditor Agent

By:	/s/ Lawrence Blat
Name:	Lawrence Blat
Title:	Authorized Signatory
[Signature Page to Amendment No. 1 to Common Terms Agreement]

Execution Version

EXHIBIT A
Conformed Copy of Amended Common Terms Agreement
[Attached]

AMENDMENT NO. 2 TO COMMON TERMS AGREEMENT
This AMENDMENT NO. 2 TO COMMON TERMS AGREEMENT (this “Amendment”), dated as of December 28, 2023, amends that certain Common Terms Agreement, dated as of July 12, 2023, as amended by that certain Amendment No. 1 to Common Terms Agreement, dated as of November 2, 2023 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Common Terms Agreement” and, as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Common Terms Agreement”) by and among RIO GRANDE LNG, LLC, a limited liability company formed under the laws of the State of Texas (the “Borrower”), the Senior Secured Debt Holder Representatives party thereto from time to time, and MUFG BANK, LTD., in its capacity as the P1 Intercreditor Agent (the “P1 Intercreditor Agent”).
WHEREAS, the Required Senior Secured Debt Holders (in accordance with Section 6.3 (Modifications, Consents and Waivers of and under the Common Terms Agreement) of the Collateral and Intercreditor Agreement) and the Borrower desire to amend the Common Terms Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings set forth herein, the parties to this Amendment agree as follows:
Section 1.    Definitions; Principles of Interpretation.
Capitalized terms used, but not otherwise defined, in this Amendment shall have the respective meanings given to them in the Common Terms Agreement. The principles of interpretation and construction applicable to the Common Terms Agreement pursuant to Section 1.2 (Interpretation) of the Common Terms Agreement shall apply to this Amendment, mutatis mutandis.
Section 2.    Amendments to Common Terms Agreement.
Effective as of the Amendment Effective Date (as defined below) the Existing Common Terms Agreement is hereby amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit A attached hereto; and
Section 3.    Effectiveness of Amendments.
The amendments set forth in Section 2 shall be effective upon the date (the “Amendment Effective Date”) on which the P1 Intercreditor Agent has received duly executed counterparts of this Amendment from the Borrower and the P1 Intercreditor Agent.
Section 4.    Representations and Warranties.
The Borrower represents and warrants for the benefit of the P1 Intercreditor Agent and the Senior Secured Creditor Representatives that:
(a)    no Default or Event of Default has occurred and is continuing or will occur upon giving effect to the transactions and agreements contemplated under this Amendment;
(b)    the Borrower has the power and authority to execute and deliver, and to perform its obligations under this Amendment and the execution, delivery, and performance of its obligations under this Amendment do not conflict with its Organic Documents; and
(c)    this Amendment has been duly executed by the Borrower and (assuming the due execution and delivery by the counterparties hereto) constitutes the legal, valid, and binding obligation of
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the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by general principles of equity and bankruptcy, insolvency and similar laws.
Section 5.    Limited Effect on Common Terms Agreement and P1 Financing Documents.
(a)    Except as expressly provided for herein, the terms and conditions of the Existing Common Terms Agreement shall continue unchanged and shall remain in full force and effect. The amendment agreed to herein shall apply solely to the matters set forth herein and such amendment shall not be deemed or construed as a consent to or an amendment of any other matters.
(b)    This Amendment shall constitute a P1 Financing Document. Upon the effectiveness hereof, each reference to the Common Terms Agreement in the Common Terms Agreement or in any other P1 Financing Document shall mean and be a reference to the Common Terms Agreement as amended hereby (and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time).
(c)    Neither the execution and delivery of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any Liens or Senior Secured Obligations under the Common Terms Agreement or to pay, extinguish, release, satisfy or discharge (i) the Senior Secured Obligations under the Common Terms Agreement, (ii) the liability of the Borrower under the Common Terms Agreement or the other P1 Financing Documents or any Senior Secured Obligations or other obligations evidenced thereby, or (iii) any mortgages, deeds of trust, liens, security interests or contractual or legal rights securing all or any part of such Senior Secured Obligations.
(d)    Borrower hereby (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the Borrower’s obligations arising under or pursuant to the P1 Financing Documents to which it is a party, (ii) reaffirms all of the Borrower’s obligations under the Common Terms Agreement and the other P1 Financing Documents to which it is a party, and (iii) acknowledges and agrees that the Common Terms Agreement and each other P1 Financing Document executed by each Loan Party remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
Section 6.    Severability.
If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.    GOVERNING LAW.
THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
Section 8.    Binding Nature and Benefit.
This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.
Section 9.    Counterparts.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall
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constitute a single contract. This Amendment shall become effective when it has been executed by the P1 Intercreditor Agent and when the P1 Intercreditor Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature pages follow.]
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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

RIO GRANDE LNG, LLC
as the Borrower

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Senior Vice President and Treasurer
[Signature Page to Amendment No. 2 to Common Terms Agreement]

MUFG BANK, LTD.,
as the P1 Intercreditor Agent

By:	/s/ Lawrence Blat
Name:	Lawrence Blat
Title:	Authorized Signatory
[Signature Page to Amendment No. 2 to Common Terms Agreement]

Execution Version

EXHIBIT A
Conformed Copy of Amended Common Terms Agreement
[Attached]

Annex I to
Omnibus Amendment No. 2

Conformed to include:
Amendment No. 1, dated as of November 2, 2023
Amendment No. 2, dated as of December 28, 2023

______________________________________________________________________________

COMMON TERMS AGREEMENT
dated as of July 12, 2023

among

RIO GRANDE LNG, LLC,
as the Borrower,

THE SENIOR SECURED DEBT HOLDER REPRESENTATIVES
that are parties to this Agreement from time to time,

and

MUFG BANK, LTD.,
as the P1 Intercreditor Agent
___________________________________________________________________________

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Page
8.17 No Recourse	30
8.18 Acknowledgment Regarding Any Supported QFCs	30

APPENDICES

Appendix I	-	Definitions

SCHEDULES

Schedule 2.7	-	Senior Secured Debt Commitments
Schedule 4.3	-	Separateness
Schedule 8.11	-	Notice Information
Schedule X	-	Knowledge
Schedule Y	-	Site
Schedule Z	-	AEP Land

EXHIBITS

Exhibit A	-	Form of Senior Secured Debt Holder Representative Accession Agreement
Exhibit B	-	Form of Transfer Accession Agreement
Exhibit C	-	Form of Officer’s Certificate (Working Capital Debt)
Exhibit D	-	Form of Officer’s Certificate (Replacement Debt)
Exhibit E	-	Form of Officer’s Certificate (Relevering Debt)
Exhibit F	-	Form of Officer’s Certificate (Supplemental Debt)
Exhibit G	-	Base Case Forecast

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This COMMON TERMS AGREEMENT (this “Agreement”), dated as of July 12, 2023, is by and among:
(1)    RIO GRANDE LNG, LLC, a Texas limited liability company (the “Borrower”);
(2)    each SENIOR SECURED DEBT HOLDER REPRESENTATIVE that is a party to this Agreement from time to time in accordance with the terms of this Agreement; and
(3)    MUFG BANK, LTD., as the P1 Intercreditor Agent;
each a “Party” and together the “Parties”.
WHEREAS:
(A)    the Borrower intends, among other things, (i) to own, upon the design, engineering, development, procurement, construction, installation thereof, the P1 Train Facilities, (ii) to proportionately own indirectly, upon the design, engineering, development, procurement, construction, installation thereof, certain Common Facilities at the Rio Grande Facility, (iii) to acquire directly (in respect of the P1 Train Facilities) or indirectly (in respect of the Common Facilities) subleases and easements in the land underlying and appurtenant to the Rio Grande Facility, (iv) acquire rights of usage over and in the Rio Grande Facility, (v) to cause the design, engineering, development, procurement, construction, installation, and insurance of the P1 Train Facilities and such Common Facilities, and (vi) to cause the operation and maintenance of the Rio Grande Facility, in each case and as relevant, subject to the CFAA and other Material Project Documents (the “Project”); and
(B)    the Borrower, the Senior Secured Debt Holder Representatives, and the P1 Intercreditor Agent desire to enter into this Agreement in order to set out certain provisions regarding, among other things: (i) common representations and warranties of the Borrower, (ii) common covenants of the Borrower, and (iii) common events of default under the Senior Secured Debt Instruments.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:
1.    DEFINITIONS AND INTERPRETATION
1.1    Definitions
Except as otherwise expressly provided in this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in Appendix I.
1.2    Interpretation
(a)    In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:
(i)    the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

(ii)    references to “Sections”, “Schedules”, “Exhibits”, and “Appendices” are references to sections of, and schedules, exhibits, and appendices to, this Agreement;
(iii)    references to “assets” includes property, revenues, and rights of every description (whether real, personal or mixed and whether tangible or intangible);
(iv)    references to an “amendment” includes a supplement, replacement, novation, restatement, or re-enactment and “amended” is to be construed accordingly;
(v)    references to any Government Rule includes any amendment or modification to such Government Rule, and all regulations, rulings and other Government Rules promulgated under such Government Rule;
(vi)    except where a document or agreement is expressly stated to be in the form “in effect” on a particular date, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth in herein;
(vii)    references to any Party or party to any other document or agreement shall include its successors and permitted assigns;
(viii)    words importing the singular include the plural and vice versa;
(ix)    words importing the masculine include the feminine and vice versa;
(x)    the words “include”, “includes”, and “including” are not limiting;
(xi)    references to “days” shall mean calendar days, unless the term “Business Days” shall be used;
(xii)    references to “months” shall mean calendar months and references to “years” shall mean calendar years; and
(xiii)    unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York, New York.
(b)    This Agreement is the result of negotiations among, and has been reviewed by, all parties hereto and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any party hereto.
(c)    Unless a contrary intention appears, a term used in any notice given under or in connection herewith has the same meaning as in this Agreement.
1.3    UCC Terms
Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

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1.4    Accounting and Financial Determinations
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, then such ratio or requirement shall be modified in a manner determined as soon as reasonably practicable and in good faith by the Borrower and set forth in a written notice to the P1 Intercreditor Agent that preserves the original intent thereof in light of such change in GAAP; provided, that (a) such modification shall not take effect until the ninetieth day following such written notice, (b) if the P1 Intercreditor Agent (at the direction of the Required Senior Secured Debt Holders) disputes in writing that such modification preserves the original intent thereof in light of such change in GAAP prior to such ninetieth day, then such modification shall not take effect until such dispute is finally settled or resolved, (c) until so modified, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the P1 Intercreditor Agent financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP, and (d) upon the effectiveness of such modification, this Agreement shall be deemed amended to the extent necessary to give effect to such modification without the consent of any Party hereto.
1.5    Divisions
For all purposes under the P1 Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.    SENIOR SECURED DEBT
2.1    Incurrence of Senior Secured Debt
(a)    The incurrence of Senior Secured Debt shall be made in accordance with, and pursuant to, the terms of this Agreement and the relevant Senior Secured Debt Instruments.
(b)    For purposes of this Article 2, Senior Secured Debt shall be deemed “incurred” upon (i) the execution of the Senior Secured Debt Instruments in respect thereof ~~and the~~ (irrespective of the satisfaction or waiver of the conditions precedent thereunder to the initial disbursement thereof or initial issuance of letters of credit thereunder) or (ii) any subsequent Economic Terms Modification.
2.2    Closing Date Senior Secured Debt
(a)    On the Closing Date, (i) the CD Senior Lenders will make available to the Borrower the CD Senior Loans pursuant to the CD Credit Agreement, and (ii) the TCF Senior Lenders will make available to the Borrower the TCF Senior Loans pursuant to the TCF Credit Agreement.

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(b)    On or about the Closing Date, the Borrower will issue to the CD Senior Noteholders the CD Senior Notes pursuant to the CD Senior Notes Indenture.
(c)    Notwithstanding any other provision of this Article 2, the Borrower may from time to time enter into any Extension Amendment under and as defined in the CD Credit Agreement or the TCF Credit Agreement, as applicable.
(d)    Notwithstanding anything to the contrary herein, the CD Senior Loans, TCF Senior Loans, and Indebtedness under CD Senior Notes shall not be deemed to be a “Replacement Debt”, “Relevering Debt”, or “Supplemental Debt”.
2.3    Working Capital Debt
(a)    The Borrower may incur senior secured Indebtedness, including the issuance of letters of credit, the proceeds of which shall be permitted to be used solely for working capital purposes related to the Project (the “Working Capital Debt”).
(b)    On the Closing Date, the CD Revolving Lenders will make available to the Borrower and the Borrower will incur Working Capital Debt under the CD Revolving Loans pursuant to the CD Credit Agreement, which shall constitute Working Capital Debt hereunder.
(c)    After the Closing Date, the Borrower may only incur Working Capital Debt if, on the date of the incurrence of such Working Capital Debt, the following conditions have been satisfied or waived by the P1 Intercreditor Agent (acting upon the direction of the Required Senior Secured Debt Holders):
(i)    no CTA Default or CTA Event of Default shall have occurred and be continuing or shall result from the incurrence of such Working Capital Debt;
(ii)    the Senior Secured Debt Instrument governing such Working Capital Debt shall include a provision requiring the Borrower to reduce the principal amount relating to any ~~revolving~~ working capital loans to zero Dollars for a period of not less than five consecutive Business Days at least once per calendar year; provided, that this requirement shall not apply at any time prior to the Project Completion Date and this requirement shall not apply to letters of credit outstanding or Senior Secured Debt outstanding as a result of a draw under a letter of credit; provided, further, that the foregoing shall not limit the utilization by the Borrower of other Indebtedness for such purposes so long as such other Indebtedness is permitted to be incurred pursuant to Section 5.4 and the terms and conditions of such Indebtedness permit such utilization; and
(iii)    the Senior Secured Debt Holder Representative for the Working Capital Debt shall have entered into a Common Terms Accession Agreement and a CIA Accession Confirmation in accordance with Section 2.7.
(d)    Prior to the incurrence of Working Capital Debt, the Borrower shall deliver to the P1 Intercreditor Agent a certificate from an Authorized Officer of the Borrower, substantially in the form set out in Exhibit C, which certificate shall (A) certify as to the satisfaction of the conditions set forth in Section 2.3(c)(i) and Section 2.3(c)(ii) above in connection with the incurrence of any such Working

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Capital Debt, (B) identify each Senior Secured Debt Holder Representative and each Holder for any Working Capital Debt, and (C) provide a summary of the terms of such Working Capital Debt that are relevant for establishing compliance herewith.
(e)    Any Working Capital Debt shall be treated in all respects as Senior Secured Debt sharing pari passu in the Collateral and in right of payment.
2.4    Replacement Debt
(a)    Subject to the provisions of this Section 2.4, the Borrower may incur Senior Secured Debt, the proceeds of which shall be used to refinance the funded or unfunded commitments of existing Senior Secured Debt (other than Working Capital Debt) subject to the prepayment terms thereof, and for the other purposes described in Section 2.4(b)(ii) (“Replacement Debt”).
(b)    The Borrower may incur Replacement Debt at its sole discretion, only if, on the date of incurrence thereof, the following conditions are satisfied or waived by the P1 Intercreditor Agent (acting upon the direction of the Required Senior Secured Debt Holders):
(i)    the maximum principal amount of the proposed Replacement Debt does not exceed the sum of: (A) the unfunded commitments of Senior Secured Debt being cancelled concurrently with the incurrence of such Replacement Debt, plus (B) the outstanding principal amount of the Senior Secured Debt being repaid concurrently (or reserved for repayment in accordance with Section 2.4(b)(ii)(B)(1)) with the incurrence of such Replacement Debt, plus (C) all premiums, fees, costs, expenses and reserves (including any incremental increase in any DSRA Reserve Amounts resulting from the incurrence of such Replacement Debt and for interest during construction) associated with arranging, issuing, and incurring such Replacement Debt, plus (D) all interest, premiums, fees, costs, expenses, and any other amounts required to be paid to the Senior Secured Debt Holders being prepaid with the proceeds of the Replacement Debt, plus (E) any P1 IR Hedge Termination Amount that is or will be due and payable with respect to any Senior Secured IR Hedge Agreement to be terminated in connection with any such prepayment in accordance with Section 10(g) (Application of Replacement Debt to the Senior Secured Obligations) of the Collateral and Intercreditor Agreement (or any amounts reserved for repayment of such Senior Secured IR Hedge Agreement in accordance with Section 2.4(b)(ii)(B)(2)), plus (F) if applicable, the aggregate amount of the Extraordinary Distributions to be made to the Pledgor in accordance with (x) Section 3.1(c) (P1 Construction Account) and clause (h) of the definition of P1 Project Costs or (y) Section 3.3(a) (P1 Revenue Account), as applicable, of the P1 Accounts Agreement in connection with the incurrence of such Replacement Debt;
(ii)    concurrently with the incurrence of any Replacement Debt, the Borrower shall (A) cancel the unfunded commitments of the relevant Senior Secured Debt in the amount included in Section 2.4(b)(i)(A) which shall be equal to the unfunded commitments of the Replacement Debt after giving effect to subpart (B) of this Section 2.4(b)(ii) and/or (B) apply the funded

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proceeds of such Replacement Debt to the payment of the amounts included in Section 2.4(b)(i)(B)-(F), or to reserve for (1) any such payment that is permitted or required to be deferred pursuant to the relevant Senior Secured Debt Instrument and (2) an amount equal to 105% of the P1 IR Hedge Termination Amounts reasonably projected as of such date of prepayment to be payable by the Borrower in connection with any such prepayment in accordance with Section 10(g) (Application of Replacement Debt to the Senior Secured Obligations) of the Collateral and Intercreditor Agreement;
(iii)    no CTA Event of Default shall have occurred and be continuing or shall result from the incurrence of such Replacement Debt; and
(iv)    the Senior Secured Debt Holder Representative for the Replacement Debt shall have entered into a Common Terms Accession Agreement and a CIA Accession Confirmation in accordance with Section 2.7.
(c)    Prior to the incurrence of Replacement Debt, the Borrower shall deliver to the P1 Intercreditor Agent a certificate from an Authorized Officer of the Borrower, substantially in the form set out in Exhibit D, which certificate shall: (A) identify the amount of the Senior Secured Debt being replaced and the amount of commitments for the Senior Secured Debt being cancelled by the Replacement Debt and each Senior Secured Debt Holder Representative and (except in the case of any Replacement Debt issued and sold in one or more public or private capital markets transactions) each Senior Secured Debt Holder for such Replacement Debt, (B) certify as to the satisfaction of the conditions set forth in Section 2.4(b)(i), Section 2.4(b)(ii), and Section 2.4(b)(iii) above in connection with the incurrence of any such Replacement Debt, and (C) provide a summary of the terms of such Replacement Debt that are relevant for establishing compliance herewith.
(d)    Any Replacement Debt shall be treated in all respects as Senior Secured Debt, sharing pari passu in the Collateral and in right of payment. For the avoidance of any doubt, the Borrower may incur Replacement Debt without complying with this Section 2.4 if all Senior Secured Debt outstanding immediately prior to the incurrence of any Replacement Debt will be repaid in full and all remaining available commitments in respect thereof are terminated.
2.5    Relevering Debt
(a)    Subject to the provisions of this Section 2.5, the Borrower may incur Senior Secured Debt to relever the Project (“Relevering Debt”), the proceeds of which may be distributed to the Pledgor, and for the other purposes described in Section 2.5(b)(i).
(b)    The Borrower may incur Relevering Debt at its sole discretion, only if, on the date of incurrence thereof, the following conditions are satisfied or waived by the P1 Intercreditor Agent (acting upon the direction of the Required Senior Secured Debt Holders):
(i)    concurrently with the incurrence of any Relevering Debt, the Borrower shall apply the proceeds of such Relevering Debt in the following order: (A) first, to pay all premiums, fees, costs, expenses and reserves (including

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any incremental increase in any DSRA Reserve Amounts resulting from the incurrence of such Relevering Debt) associated with arranging, issuing, and incurring such Relevering Debt; (B) second, to (1) pay any P1 IR Hedge Termination Amount that is or will be due and payable with respect to any Senior Secured IR Hedge Agreement to be terminated in connection with any such incurrence or (2) reserve an amount equal to 105% of the P1 IR Hedge Termination Amounts reasonably projected as of such date of incurrence to be due and payable by the Borrower with respect to any Senior Secured IR Hedge Agreement to be terminated in connection with any such incurrence; and (C) third, to deposit to (1) at any time prior to the Project Completion Date, the P1 Construction Account and (2) at any time on or after the Project Completion Date, as determined by the Borrower, the P1 Revenue Account or the P1 Distribution Reserve Account;
(ii)    no CTA Default or CTA Event of Default shall have occurred and be continuing or shall result from the incurrence of such Relevering Debt; and
(iii)    the Senior Secured Debt Holder Representative for the Relevering Debt shall have entered into a Common Terms Accession Agreement and a CIA Accession Confirmation in accordance with Section 2.7.
(c)    Prior to the incurrence of Relevering Debt, the Borrower shall deliver to the P1 Intercreditor Agent a certificate from an Authorized Officer of the Borrower, substantially in the form set out in Exhibit E, which certificate shall: (A) identify each Senior Secured Debt Holder Representative and (except in the case of any Relevering Debt issued and sold in one or more public or private capital markets transactions) each Senior Secured Debt Holder for any Relevering Debt, (B) certify as to the satisfaction of the conditions set forth in Section 2.5(b)(i) and Section 2.5(b)(ii) above in connection with the incurrence of any such Relevering Debt, and (C) provide a summary of the terms of such Relevering Debt that are relevant for establishing compliance herewith.
(d)    Any Relevering Debt shall be treated in all respects as Senior Secured Debt, sharing pari passu in the Collateral and in right of payment.
2.6    Supplemental Debt
(a)    Without limiting the provisions of Section 2.3, Section 2.4, and Section 2.5, and subject to the provisions of this Section 2.6, the Borrower may incur additional senior secured Indebtedness to finance (i) P1 Project Costs, (ii) the costs in respect of Permitted Capital Improvements (including any such costs allocable to the Borrower pursuant to the CFAA), or (iii) any Extraordinary Distributions to the Pledgor in accordance with (A) Section 3.1(c) (P1 Construction Account) and clause (g) or (i) of the definition of P1 Project Costs, (B) Section 3.12(b) (P1 Capital Improvement Account), or (C) Section 3.3(a) of the P1 Accounts Agreement, and for the other purposes described in Section 2.6(b)(i) (“Supplemental Debt”).
(b)    The Borrower may incur Supplemental Debt at its sole discretion, only if, on the date of incurrence thereof, the following conditions are satisfied or waived by the

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P1 Intercreditor Agent (acting upon the direction of the Required Senior Secured Debt Holders):
(i)    the principal amount of such Supplemental Debt does not exceed: (A) the amounts included in Section 2.6(a)(i)-(iii), as applicable, plus (B) all premiums, fees, costs, expenses and reserves (including any incremental increase in any DSRA Reserve Amounts resulting from the incurrence of such Supplemental Debt) associated with arranging, issuing and incurring such Supplemental Debt plus (C) 105% of the P1 IR Hedge Termination Amounts reasonably projected as of such date of incurrence to be due and payable by the Borrower with respect to any Senior Secured IR Hedge Agreement to be terminated in connection with any such incurrence;
(ii)    simultaneously with the incurrence of any Supplemental Debt, the Borrower shall use a portion of the proceeds of such Supplemental Debt to fund any reserves (including any incremental increase in any DSRA Reserve Amounts resulting from the incurrence of such Supplemental Debt);
(iii)    no CTA Default or CTA Event of Default shall have occurred and be continuing or shall result from the incurrence of such Supplemental Debt; and
(iv)    the Senior Secured Debt Holder Representative for the Supplemental Debt shall have entered into a Common Terms Accession Agreement and a CIA Accession Confirmation in accordance with Section 2.7.
(c)    Prior to the incurrence of Supplemental Debt, the Borrower shall deliver to the P1 Intercreditor Agent a certificate from an Authorized Officer of the Borrower, substantially in the form set out in Exhibit F, which certificate shall: (A) identify each Senior Secured Debt Holder Representative and (except in the case of any Supplemental Debt issued and sold in one or more public or private capital markets transactions) each Senior Secured Debt Holder for any Supplemental Debt, (B) certify as to the satisfaction of the conditions set forth in Section 2.6(b)(i), Section 2.6(b)(ii), and Section 2.6(b)(iii) above in connection with the incurrence of any such Supplemental Debt, and (C) provide a summary of the terms of such Supplemental Debt that are relevant for establishing compliance herewith, including the material terms, permitted uses, tenor and amortization, rate of interest (or formula applicable to the circulation thereof), and fees.
(d)    Any Supplemental Debt shall be treated in all respects as Senior Secured Debt, sharing pari passu in the Collateral and in right of payment.
2.7    Accession Agreements
(a)    Each Senior Secured Debt Holder Representative that is not party to this Agreement on the date hereof shall enter into (i) a Common Terms Accession Agreement substantially in the form set out in Exhibit A, and (ii) a CIA Accession Confirmation substantially in the form set out in Exhibit A to the Collateral and Intercreditor Agreement.
(b)    Each Common Terms Accession Agreement shall specify in Appendix A thereto:

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(i)    the identity of the relevant Senior Secured Debt Holder Representative;
(ii)    the Senior Secured Debt subject thereof and (except in the case of any Senior Secured Debt issued and sold in one or more public or private capital markets transactions) the identity of the Holders thereof; and
(iii)    the Senior Secured Debt Instruments subject thereof.
(c)    Upon receipt of the relevant Common Terms Accession Agreement and compliance with the requirements of Section 2.3, Section 2.4, Section 2.5, or Section 2.6 (as applicable), the P1 Intercreditor Agent (without further instruction) shall amend Schedule 2.7 accordingly and shall deliver each such revised Schedule 2.7 to the Borrower, the P1 Collateral Agent, and each Senior Secured Debt Holder Representative.
2.8    Transfers and Holding of Senior Secured Obligations
(a)    The Senior Secured Debt Instruments may be held, sold, exchanged, traded, assigned, or otherwise transferred by each Senior Secured Debt Holder as provided in the relevant Senior Secured Debt Instrument. Any Person becoming a Senior Secured Debt Holder from time to time in accordance with such Senior Secured Debt Instrument shall be and become a Senior Secured Debt Holder for the purposes of this Agreement and each Person ceasing to be a Senior Secured Debt Holder from time to time in accordance with such Senior Secured Debt Instrument shall cease to be a Senior Secured Debt Holder for the purposes of this Agreement.
(b)    Any Senior Secured Debt Holder Representative may be replaced in accordance with the relevant Senior Secured Debt Instrument, and the P1 Collateral Agent and the P1 Intercreditor Agent shall be notified promptly of any such replacement, which shall become effective only upon the replacement Senior Secured Debt Holder Representative executing and delivering to the P1 Intercreditor Agent a Transfer Accession Agreement to be bound by the Common Terms Accession Agreement and the CIA Accession Confirmation to which its predecessor was a party, and the P1 Intercreditor Agent (without further instruction) shall amend Schedule 2.7 accordingly and shall deliver each such revised Schedule 2.7 to the Borrower, the P1 Collateral Agent and each Senior Secured Debt Holder Representative.
2.9    Payment in Full of Senior Secured Debt
Upon the payment in full of all Senior Secured Debt and other Senior Secured Obligations under any Senior Secured Debt Instrument (other than Senior Secured Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Senior Secured Debt Holder) and the expiration or termination of all commitments under such Senior Secured Debt Instrument in accordance with the terms thereof and the cancellation and return by the Borrower of any outstanding letters of credit issued under such Senior Secured Debt Instrument, the relevant Senior Secured Debt Holder Representative shall give notice thereof to the P1 Collateral Agent and the P1 Intercreditor Agent, whereupon, without further action by any Person:

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(a)    the former Senior Secured Debt Holders shall no longer be Senior Secured Debt Holders under this Agreement and shall no longer have any rights or obligations under this Agreement, except for those provisions that by their terms expressly survive termination;
(b)    the related Senior Secured Debt Instruments shall no longer be Senior Secured Debt Instruments under this Agreement; and
(c)    such Senior Secured Debt Holder Representative, in such capacity, shall no longer be a Senior Secured Debt Holder Representative or a Party.
3.    REPRESENTATIONS AND WARRANTIES
3.1    General
The Borrower makes each representation and warranty set forth in this Article 3 on the Closing Date in favor and for the benefit of the Senior Secured Debt Holders.
3.2    Existence
The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business as a limited liability company in the State of Texas and in all other places where necessary in light of the business it conducts and intends to conduct and the Property it owns or leases and intends to own or lease and in light of the transactions contemplated by this Agreement, except where the failure to so be qualified does not have and could not reasonably be expected to have a Material Adverse Effect. No filing, recording, publishing, or other act by the Borrower that has not been made or done is necessary in connection with the existence or good standing of the Borrower.
3.3    Action
The Borrower has full limited liability company power, authority, and legal right to execute and deliver, and to perform its obligations under, this Agreement. The execution, delivery, and performance by the Borrower of this Agreement have been duly authorized by all necessary limited liability company action on the part of the Borrower. This Agreement has been duly executed and delivered by the Borrower and, assuming due execution and delivery of the same by the relevant parties thereto, is in full force and effect and constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by general principles of equity and bankruptcy, insolvency, and similar laws.
3.4    No Breach
The execution and delivery by the Borrower of this Agreement do not and will not:
(a)    require any consent or approval of any Person that has not been obtained and all such consents and approvals that have been obtained remain in full force and effect;
(b)    violate any material provision of any Government Rule or Government Approval applicable to the Borrower, the Rio Grande Facility, the Project, or the Development;

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(c)    violate in any material respect, result in a material breach of, or constitute a material default under any material contract or agreement to which the Borrower is a party or by which it or its Property may be bound or affected; or
(d)    result in, or create any Lien (other than a Permitted Lien) upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.
4.    AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that until the Discharge Date, it shall perform or observe or cause to be performed or observed (as applicable) the obligations set forth in this Article 4 in favor of each Senior Secured Debt Holder.
4.1    Maintenance of Existence, Etc.
The Borrower shall maintain its existence as a limited liability company (or such other form of entity as is permitted hereby) in Texas; provided, that, subject to Section 5.2, the foregoing shall not prohibit conversion into another form of entity or continuation in another jurisdiction.
4.2    RG Facility Entities
The Borrower shall retain and at all times maintain its direct legal and beneficial ownership of all of the Equity Interests (including, for avoidance of doubt, Voting Interest) in each RG Facility Entity, in each case, subject only to adjustment in accordance with the limited liability company agreement of such RG Facility Entity.
4.3    Separateness
The Borrower shall comply at all times with the separateness provisions set forth on Schedule 4.3.
4.4    Compliance with Material Project Documents
The Borrower shall comply in all respects with its payment and other material obligations under the Material Project Documents, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
4.5    Compliance with Material Government Approvals
The Borrower shall obtain and maintain, and thereafter comply in all respects with, all Material Government Approvals, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
4.6    Compliance with Government Rules
The Borrower shall comply with all material Government Rules applicable to the Borrower or the Development, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect, and excluding Government Rules applicable to Taxes, as to which Section 4.8 shall apply.
4.7    Project Construction

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The Borrower will use its commercially reasonable efforts to perform, or cause to be performed, all work and services required or appropriate in connection with the Development.
4.8    Taxes
The Borrower shall pay and discharge, before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on it or its property unless such Taxes are being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP are maintained with respect thereto and such proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.
4.9    Interest Rate Hedging
On and after the day that is 45 days following the Closing Date, the Borrower shall maintain in full force and effect at all times, one or more Senior Secured IR Hedge Agreements with respect to Senior Secured IR Hedge Transactions having a notional amount (after giving effect to any Offsetting Transactions) in respect of each Quarterly Payment Date equal to at least 75% and, except for a period not to exceed 45 consecutive days following any prepayment of any Senior Secured Debt, not at any time more than 110% of the Projected Principal Amount on such Quarterly Payment Date of the Senior Secured Debt; provided, that, for purposes of calculating the foregoing percentages, (a) the principal balance of the Working Capital Debt shall be excluded, and (b) any Senior Secured Debt which bears a fixed interest rate shall be deemed subject to a Senior Secured IR Hedge Agreement.
4.10    Auditors
The Borrower shall engage Grant Thornton LLP (or such other independent certified public accountants of recognized national standing) as auditors to audit its financial statements.
4.11    Access; Inspection
(a)    The Borrower shall permit the P1 Intercreditor Agent or its designee from time to time, including during the pendency of a CTA Event of Default, upon reasonable prior written notice but no more than twice per calendar year (unless a CTA Event of Default has occurred and is continuing) and in accordance with the CFAA, to examine, excerpts from its books, records, and documents and to make copies thereof, all at such times during normal business hours as the P1 Intercreditor Agent or its designee may reasonably request upon thirty days’ advance notice; provided, that all such inspections are conducted during normal business hours and in a manner that does not disrupt the operation of the Project, the Development, or the Rio Grande Facility. So long as any CTA Event of Default has occurred and is continuing, the reasonable fees and documented expenses of the P1 Intercreditor Agent or its designee shall be for the account of the Borrower.
(b)    Site visits to the Project may be conducted upon reasonable request by (i) the Independent Engineer and, if requested, the P1 Intercreditor Agent or its designee, any such visits to be coordinated between the Independent Engineer and the P1 Intercreditor Agent or its designee up to two times per calendar year, except to the extent additional visits may be reasonably required in connection with the

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occurrence of a CTA Default or CTA Event of Default and (ii) any Consultant to the extent reasonably required for such Consultant to witness any testing or otherwise in connection with or to provide any report, certificate, or confirmation explicitly contemplated by the terms of the P1 Financing Documents. Site visits shall only be conducted during normal business hours, in a manner that does not unreasonably disrupt the construction or operation of the Project in any respect, and subject to the confidentiality provisions of Section 15.15 (Termination of Certain Information; Confidentiality) of the Collateral and Intercreditor Agreement or analogous confidentiality restrictions required by the Borrower and observance of all applicable environmental, health, safety, and industrial site visit policies.
5.    NEGATIVE COVENANTS
The Borrower covenants and agrees that, until the Discharge Date, it shall perform or observe or cause to be performed or observed (as applicable) the obligations set forth in this Article 5 in favor of the Senior Secured Debt Holders.
5.1    Business Activities
The Borrower will not engage in any business or activities other than the Permitted Businesses, except to such extent as would not be material to the Borrower, taken as a whole.
5.2    Fundamental Changes
The Borrower will not, directly or indirectly, consolidate, amalgamate, or merge with or into another Person (regardless of whether the Borrower is the surviving entity). The Borrower will not convert into another form of entity or continue in another jurisdiction where such conversion or continuance would be adverse in any material respect to the Senior Secured Debt Holders (in their capacities as Senior Secured Debt Holders). The Borrower will not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower taken as a whole, in one or more related transactions, to another Person. The Borrower shall not dissolve, liquidate, terminate, reorganize or wind up and shall not take any action to amend or modify its corporate constituent or governing documents where such amendment would be adverse in any material respect to the Senior Secured Debt Holders (in their capacities as Senior Secured Debt Holders).
5.3    Asset Sales
(a)    The Borrower will not consummate an Asset Sale unless (i) the Borrower receives consideration at the time of the Asset Sale equal to the greater of (A) the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of and (B) an amount equal to the invested cost of the assets sold or otherwise disposed of, less depreciation and (ii) at least ninety percent of the consideration therefor received by the Borrower is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof; provided, that the following shall not be deemed to be an “Asset Sale”: (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $200,000,000, (2) the sale or other disposition of cash or Cash Equivalents, (3) a grant of a Lien not prohibited by this Agreement, (4) a Distribution that does not violate Section 5.10, (5) sales, transfers, or other dispositions of Permitted

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Investments, (6) transfers or novations of Senior Secured IR Hedge Agreements, (7) the sale or other disposition of assets that are obsolete and no longer useful in the conduct of the Borrower’s business, (8) any single transaction or series of related transactions pursuant to the terms of an agreement existing on the date of this Agreement, (9) disposals of materials developed or obtained in the excavation or other operations of the P1 EPC Contractor pursuant to Section 3.22 (Title to Materials Found) of a P1 EPC Contract, (10) settlements, releases, waivers or surrenders of contract, tort or other claims in the ordinary course of business, (11) conveyances of gas interconnection or metering facilities to gas transmission companies and conveyances of electricity substations to electricity providers pursuant to its electricity purchase arrangements for operating the Rio Grande Facility, (12) the AEP Land Release, and (13) sales or other dispositions of LNG, Gas, or natural gas liquids (or other commercial products) in accordance with the Project Documents.
(b)    For purposes of this Section 5.3, each of the following will be deemed to be cash: (i) any liabilities, as shown on the Borrower’s most recent consolidated balance sheet (or as would be shown on the Borrower’s consolidated balance sheet as of the date of such Asset Sale) of the Borrower (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Secured Debt) that are assumed by the transferee of any such assets pursuant to a written novation agreement that releases the Borrower from further liability therefor and (ii) any securities, notes or other obligations received by the Borrower from such transferee that are converted by the Borrower into cash or Cash Equivalents within ninety days after such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion.
5.4    Restrictions on Indebtedness
(a)    The Borrower shall not directly or indirectly create, incur, assume, permit, suffer to exist or otherwise be or become liable with respect to any Indebtedness except for Permitted Indebtedness.
(b)    For purposes of determining compliance with this Section 5.4, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, then the Borrower will be permitted to classify or divide such item of Indebtedness on the date of its incurrence, or later reclassify or redivide all or a portion of such item of Indebtedness, in any manner.
(c)    The accrual of interest, the accretion or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 5.4; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Debt Service as accrued.
(d)    Notwithstanding anything to the contrary herein, the maximum amount of Indebtedness that the Borrower may incur hereunder shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
(e)    The amount of any Indebtedness outstanding as of any date which is issued with original issue discount will be the accreted value of such Indebtedness.

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(f)    The amount of any Indebtedness outstanding as of any date (including any classification or division of Indebtedness for purposes of Section 5.4(b)) shall include (i) the aggregate amount of Indebtedness that any outstanding preferred stock may be converted into, whether or not the conditions to such conversion have theretofore occurred, (ii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the least of (A) the Fair Market Value of such asset on the date of determination and (B) the amount of the Indebtedness of the other Person; and (iii) the principal amount of the Indebtedness, in the case of any other Indebtedness.
5.5    Guarantees
The Borrower will not directly or indirectly create, incur or assume or otherwise be or become liable with respect to any Guarantee, other than:
(a)    Guarantees of Indebtedness that would be permitted to be incurred directly by the Borrower in accordance with Section 5.4 (provided, that if the Indebtedness would have been required to be subordinated to be permitted in accordance with such Section 5.4, then the obligations of the Borrower under the corresponding Guarantee shall be commensurately subordinated); and
(b)    Guarantees in the ordinary course of business pursuant to a Material Project Document.
5.6    Convertible Equity Interests
The Borrower shall not issue Equity Interests convertible to Indebtedness unless, upon the conversion of such Equity Interests to Indebtedness, such resulting Indebtedness would be permitted in accordance with Section 5.4. The amount of Indebtedness into which any Equity Interests may be converted shall be included in the calculation of any basket of Permitted Indebtedness in accordance with the definition thereof.
5.7    Hedging Arrangements
The Borrower shall not enter into any Hedge Agreements other than Senior Secured Hedge Agreements and Other Permitted Hedges.
5.8    Limitation on Liens
The Borrower will not create, assume, incur, permit or suffer to exist any Lien upon the Collateral, whether now owned or hereafter acquired, except for the Permitted Liens.
5.9    Permitted Investments
The Borrower will not make, and will not instruct the P1 Accounts Bank to make, any Investments other than Permitted Investments.
5.10    Distributions
The Borrower will not make or agree to make, directly or indirectly, any Distributions, other than Extraordinary Distributions made in accordance with the P1 Accounts Agreement, unless on the Distribution Date each of the following conditions (the “Distribution Release Conditions”) has been satisfied:

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(a)    no CTA Default or CTA Event of Default has occurred and is continuing as of the Distribution Date or would occur as a result of the Distribution;
(b)    the Project Completion Date has occurred;
(c)    (i) the Historical DSCR as of the Fiscal Quarter most recently ended or then ending is at least 1.25 to 1.00 and (ii) the Contracted Projected DSCR for the next four Fiscal Quarter period is at least 1.25 to 1.00; provided, that the Borrower may, at its option, exclude any Debt Service that was pre-funded with proceeds of Indebtedness;
(d)    each Debt Service Reserve Account is funded in accordance with the P1 Accounts Agreement to its DSRA Reserve Amount; and
(e)    the Borrower shall have delivered to the P1 Intercreditor Agent a certificate of an Authorized Officer of the Borrower (i) to the effect that all of the foregoing conditions for a Distribution on the Distribution Date have been satisfied and (ii) setting forth in reasonable detail the calculations for computing each of the Historical DSCR and the Contracted Projected DSCR for the relevant periods and stating that such calculations were prepared in good faith and were based on reasonable assumptions;
provided, that, subject to the P1 Accounts Agreement, the Borrower may make Distributions pursuant to this Section 5.10 not more frequently than once per calendar month.
5.11    Transactions with Affiliates
The Borrower will not, directly or indirectly, enter into any transaction that is otherwise permitted hereunder with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate) (each, an “Affiliate Transaction”) involving aggregate payments or consideration with respect to a single transaction or a series of related transactions, in excess of $25,000,000 except:
(a)    (i) the Project Documents in existence on the Closing Date, (ii) any Affiliate Transactions required or contemplated by such Project Documents, and (iii) any amendments to or replacements of such contracts, agreements, or understandings referenced in this clause (a);
(b)    to the extent required by Government Rules or Government Approvals;
(c)    upon terms no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (based on then-current market conditions for transactions of a similar nature and duration and taking into account such factors as the characteristics of the goods and services, the market for such goods and services (including any applicable regulatory conditions), tax effects of the transaction, the location of the Project and the counterparties), or, if no comparable arm’s-length transaction with a Person that is not an Affiliate is available, then on terms reasonably determined by the Borrower to be fair and reasonable;
(d)    in respect of Permitted Subordinated Debt;

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(e)    officer or director indemnification agreements or any similar arrangements entered into by the Borrower in the ordinary course of business and payments pursuant thereto;
(f)    the payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Borrower;
(g)    the sale of CTA Supplemental Quantities of LNG;
(h)    Distributions made in accordance with the P1 Financing Documents;
(i)    any Time Charter Party Agreement;
(j)    Permitted Investments;
(k)    the ownership of Equity Interests in any RG Facility Entity; and
(l)    the issuance of Equity Interests of the Borrower (other than Disqualified Stock).
5.12    RG Facility Entity Voting
Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower shall not exercise any voting, consent or other rights or powers in respect of its Equity Interests in any RG Facility Entity in a way so as to allow such RG Facility Entity to:
(a)    change its legal form, amend its limited liability company agreement or any other constitutive document, merge into or consolidate with, or acquire (in one transaction or series of related transactions) all or any portion of any business, any Equity Interests in or any material part of the assets or property of any other Person or liquidate, wind up, reorganize, terminate or dissolve;
(b)    engage in any business or activities other than the development, engineering, construction, commissioning, operation and maintenance of the Rio Grande Facility and expansions to or modifications of the Rio Grande Facility and any activities incidental thereto made in accordance with the Transaction Documents to which such Person is a party;
(c)    dispose of, in one transaction or a series of transactions (other than the AEP Land Release and as otherwise required or expressly permitted under the Transaction Documents), (i) any portion of the Land or any lease, easement or other interest in the Land that is material to the development, engineering, construction, commissioning, operation or maintenance of the Rio Grande Facility or (ii) any portion of the Common Facilities other than sales or other dispositions of Land, leases, easements, or other interests in Land or assets comprising the Common Facilities that are not (or no longer) used or useful in the business of the Rio Grande Facility in the ordinary course of the Rio Grande Facility’s business;
(d)    suspend, cancel, or terminate any Material Government Approval applicable to such RG Facility Entity or consent to or accept any cancellation or termination thereof;

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(e)    suspend, cancel, or terminate the P1 Sublease, any Facility Easement Agreement, or other agreement granting interests in the Land to the Borrower or any RG Facility Entity or consent to or accept any cancellation or termination thereof;
(f)    propose or consent to any amendment of any material provision of the LandCo Site Lease (other than in connection with the AEP Land Release) or the Common Facilities Sublease;
(g)    directly or indirectly create, incur, assume, permit, suffer to exist or otherwise be or become liable with respect to any Indebtedness other than Permitted Indebtedness of the types specified in clauses (c), (e)-(i), (k), and (l) of the definition of Permitted Indebtedness;
(h)    (other than as required or expressly permitted under the Transaction Documents) create, assume, incur, permit, or suffer to exist any Lien upon the property of such RG Facility Entity, whether now owned or hereafter acquired, except for Permitted Liens; or
(i)    take any action in respect of a Common Account that is not permitted by the P1 Financing Documents.
5.13    Amendments to RG Facility Agreements
The Borrower shall not agree to any material amendment or termination of any RG Facility Agreement to which it is or becomes a party (other than in connection with the AEP Land Release) unless (i) a copy of such amendment or termination has been delivered to the P1 Intercreditor Agent in advance of the effective date thereof along with a certificate of an Authorized Officer of the Borrower certifying that the proposed amendment or termination could not reasonably be expected to have a Material Adverse Effect or (ii) the Borrower has obtained the consent of the Required Senior Secured Debt Holders to such amendment or termination.
5.14    Capital Improvements
The Borrower shall not make any Capital Improvements other than Permitted Capital Improvements.
6.    REPORTING REQUIREMENTS
The Borrower covenants and agrees through the Discharge Date to provide the following to the P1 Intercreditor Agent:
6.1    Financial Statements
As soon as available and in any event prior to the date specified below:
(a)    on or prior to the sixtieth day after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower:
(i)    unaudited statements of income and cash flows of the Borrower for such period and for the period from the beginning of the respective Fiscal Year to the end of such period; and

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(ii)    the related unaudited balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year; provided, that the Borrower shall not be required to deliver comparative financial statements for the first three Fiscal Quarters following the Closing Date;
(b)    on or prior to the 120th day after the end of each Fiscal Year of the Borrower, audited statements of income, member’s equity and cash flows of the Borrower for such year and the related audited balance sheets as at the end of such Fiscal Year, and accompanied by an opinion of Grant Thornton LLP or other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower as at the end of, and for, such Fiscal Year in accordance with GAAP; and
(c)    concurrently with the delivery of the financial statements pursuant to Section 6.1(a) or Section 6.1(b):
(i)    a certificate executed by an Authorized Officer of the Borrower certifying that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower on the dates and for the periods indicated in accordance with GAAP, subject, in the case of quarterly financial statements to the absence of notes and normal year-end audit adjustments; and
(ii)    a certificate executed by an Authorized Officer of the Borrower certifying that to the Borrower’s Knowledge no default or event of default under any Senior Secured Debt Instrument exists as of the date of such certificate or, if any default or event of default under any Senior Secured Debt Instrument exists, describing the same in reasonable detail and describing what action the Borrower has taken and proposes to take with respect thereto.
6.2    Notice of CTA Default, CTA Event of Default, and Other Events
As soon as practicable and in any event, unless otherwise specified, within five Business Days after the Borrower obtains Knowledge of any of the following, written notice to the P1 Intercreditor Agent of the occurrence of any CTA Default or CTA Event of Default.
7.    EVENTS OF DEFAULT
Each of the following events or occurrences set forth in this Article 7 shall be a CTA Event of Default in respect of all Senior Secured Debt.
7.1    Non-Payment of Senior Secured Debt
The Borrower shall (a) fail to pay when due any principal of any Senior Secured Debt in a principal amount in excess of $200,000,000 unless (i) such failure is caused by an administrative or technical error and (ii) payment is made within three Business Days of its due date or (b) fail to pay when due any interest on any Senior Secured Debt, any periodic settlement payment or termination payment in respect of any Senior Secured Hedge Agreement, or any commitment or similar fee payable by it under any Senior

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Secured Debt Instrument when due and, in each of the cases set forth in this clause (b), such failure continues unremedied for a period of thirty days.
7.2    Cross-Acceleration
Any default shall occur with respect to any Indebtedness (other than any amount due in respect of Permitted Subordinated Debt) of the Borrower having drawn or undrawn principal amounts in excess of $200,000,000 in the aggregate and shall have continued beyond any applicable grace period, the effect of which has been to cause the entire amount of such Indebtedness under this Section 7.2 to become due (whether by redemption, purchase, offer to purchase or otherwise) and such Indebtedness under this Section 7.2 remains unpaid or the acceleration of its stated maturity unrescinded.
7.3    Breaches of Covenant
(a)    Failure by the Borrower to comply with Section 5.2.
(b)    Failure by the Borrower for forty-five days to comply with the provisions of Section 5.4, Section 5.5, Section 5.6, or Section 5.8.
(c)    Failure by the Borrower to comply in any material respect with any covenant or agreement hereunder (other than as otherwise set forth in this Article 7), unless such failure is capable of being remedied and is remedied within sixty days after receipt by the Borrower of written notice from the P1 Intercreditor Agent or any Senior Secured Debt Holder Representative (or such longer period reasonably necessary to remedy such failure as long as corrective action is instituted within such sixty-day period and is diligently pursued until such failure is remedied during such longer period, in any event not to exceed one 180 days after the end of such sixty-day period).
7.4    Breaches of Representations and Warranties
Any representation or warranty made by the Borrower herein or in any certificate or other document delivered by it in connection herewith proves to have been incorrect when made and a Material Adverse Effect could reasonably be expected to result therefrom, unless the facts or circumstances underlying such misrepresentation are capable of being remedied and thereafter are remedied within sixty days after the date on which the Borrower receives written notice from the P1 Intercreditor Agent or any Senior Secured Debt Holder Representative that such representation or warranty proved to have been incorrect at the time made or deemed made.
7.5    Bankruptcy
(a)    The occurrence of a Bankruptcy with respect to the Borrower or the Pledgor.
(b)    The occurrence of a Bankruptcy with respect to a RG Facility Entity and such RG Facility Entity rejects any Material Project Document to which it is a Party; unless: (i) the Borrower notifies the P1 Intercreditor Agent that it intends to enter into a replacement Material Project Document in lieu of the Material Project Document to which any of such RG Facility Entity is party, (ii) the Borrower diligently pursues such replacement, (iii) the applicable Material Project Document is replaced not later than 360 days after the occurrence of the Bankruptcy, (iv) such replacement Material Project Document is on terms and

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conditions, taken as a whole, not materially less favorable to the Borrower than the Material Project Document being replaced, and (v) the counterparty to such replacement Material Project Document is a subsidiary of the Borrower in which the Borrower holds the same or more Equity Interests as it did in the relevant RG Facility Entity immediately prior to the Bankruptcy of such RG Facility Entity.
(c)    (i) Prior to the date on which both T1 Substantial Completion and T2 Substantial Completion shall have occurred, the occurrence of a Bankruptcy with respect to the P1 EPC Contractor and the P1 EPC Contractor’s guarantor under the T1/T2 EPC Contract or (ii) prior to the date on which T3 Substantial Completion shall have occurred, the occurrence of a Bankruptcy with respect to the P1 EPC Contractor and the P1 EPC Contractor’s guarantor under the T3 EPC Contract; unless, in each case, (A) the Borrower notifies the P1 Intercreditor Agent that it intends to enter into a replacement P1 EPC Contract in lieu of such P1 EPC Contract; (B) the Borrower diligently pursues such replacement; (C) such P1 EPC Contract is replaced not later than 360 days after the occurrence of such Bankruptcy; (D) such replacement P1 EPC Contract is on terms and conditions (other than price), taken as a whole, not materially likely to cause the Project Completion Date not to occur by the date required under any applicable Senior Secured Debt Instruments; and (E) the counterparty to the replacement P1 EPC Contract is an internationally recognized contractor and the Borrower shall have delivered to the P1 Intercreditor Agent a certificate of the Independent Engineer certifying that such counterparty is capable of completing the applicable portion of the Project.
7.6    Litigation
A final judgment or order, or series of final judgments or orders, for the payment of money in excess of $250,000,000 in the aggregate (net of insurance proceeds which are reasonably expected to be paid), in either case shall be rendered against either the Borrower or the Pledgor, in each case, by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction over the Borrower, and the same shall not be discharged (or provision shall not be made for such discharge), dismissed or stayed, within ninety days from the date of entry of such judgment or order or judgments or orders; provided, that such ninety-day period will be stayed if an appeal in respect of such judgment or judgments has been filed and not dismissed and, to the extent necessary to stay enforcement, a bond to stay the enforcement pending appeal has been posted.
7.7    Illegality or Unenforceability
This Agreement or any other Senior Secured Debt Document (other than any Senior Secured Debt Instrument or any Consent Agreement in respect of any Material Project Document that is not a Designated Offtake Agreement then in full force and effect, or any Consent Agreement where the occurrence of a CTA Event of Default has been triggered by an event affecting the underlying Material Project Document or a Senior Secured Debt prepayment remedy or other Event of Default is applicable under any P1 Financing Document) or any material provision thereof, (a) is declared by a court of competent jurisdiction to be illegal or unenforceable and such unenforceability or illegality is not cured (subject to any applicable Reservations) within five Business Days following the date of entry of such judgment (provided, that such five Business Day period will apply only so long as the relevant party is attempting in good faith to cure such unenforceability or illegality), (b) should otherwise cease to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration or

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termination in accordance with its terms in the ordinary course (and not related to any default hereunder or thereunder)), or (c) is expressly terminated, contested or repudiated by the Borrower, the Pledgor, or P1 Equity Guarantor party thereto.
7.8    Abandonment
An Event of Abandonment occurs or is deemed to have occurred.
8.    MISCELLANEOUS PROVISIONS
8.1    Amendments; Waivers
No amendment, termination or waiver of any provision of this Agreement and no consent to any departure by the Borrower shall be effective unless in writing signed by the P1 Intercreditor Agent (with the consent of the Required Senior Secured Debt Holders) and, in the case of an amendment, the Borrower and the P1 Intercreditor Agent (with the consent of the Required Senior Secured Debt Holders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by the P1 Intercreditor Agent (in its discretion), affect the rights or duties of, or any fees or other amounts payable to, the P1 Intercreditor Agent under this Agreement.
8.2    Entire Agreement
This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. Notwithstanding the foregoing, nothing herein shall reduce or diminish any obligation of the Borrower set forth in any Senior Secured Debt Instrument, or be deemed to permit the Borrower to take any action or permit any circumstance to exist that is prohibited by any Senior Secured Debt Instrument.
8.3    Applicable Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
(b)    SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER P1 FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY

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LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER P1 FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER P1 FINANCING DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF APPLICABLE LAW DOES NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 8.3(b) TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER P1 FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.3(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    Service of Process. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 8.11.
(e)    Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations hereunder and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 8.3(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such act.
(f)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER P1 FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

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ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER P1 FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3(f).
8.4    Assignments
Assignments of Senior Secured Debt shall be in accordance with and subject to the provisions of the applicable Senior Secured Debt Instrument.
8.5    Successors and Assigns
The provisions of this Agreement shall be binding upon and inure to the benefit of each Party, and its respective successors and permitted assigns. Except as expressly permitted hereby, the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement.
8.6    Consultants
In connection with this Agreement and the other P1 Financing Documents, the Borrower shall pay (against direct invoices) the reasonable and documented fees and expenses of the Consultants and, during the occurrence and continuation of any CTA Event of Default, any other consultants and advisors of the Senior Secured Parties. Other than during the occurrence and continuation of any CTA Event of Default, the fees and expenses of the Consultants shall be subject to the contractual arrangements entered into by the Borrower with such Consultants or as otherwise agreed by the Borrower.
8.7    Costs and Expenses
The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the P1 Intercreditor Agent in connection with the preparation, negotiation, syndication, execution and delivery and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby shall be consummated), and all out-of-pocket expenses incurred by the P1 Intercreditor Agent in connection with the enforcement of its rights in connection with this Agreement, including the fees, charges and disbursements of not more than one law firm of national standing qualified to practice New York law, one law firm qualified to practice Texas law, one law firm qualified to practice law in any other relevant jurisdiction, and specialist counsel in respect of substantive areas not customarily covered by law firms of national standing that are relevant to the issue at hand.
8.8    Counterparts; Effectiveness
This Agreement may be executed in counterparts (and by different Parties in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by each of the Parties and when the P1 Intercreditor Agent has received counterparts hereof by the Borrower and the P1 Intercreditor Agent that, when taken together, bear the signatures of each of the other Parties. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this

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Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
8.9    No Waiver; Cumulative Remedies
No failure by the P1 Intercreditor Agent, any Senior Secured Debt Holder Representative or any Senior Secured Debt Holder to exercise, and no delay by the P1 Intercreditor Agent, any Senior Secured Debt Holder Representative or any Senior Secured Debt Holder in exercising, any right, remedy, power or privilege hereunder or under any P1 Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under any P1 Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Government Rules.
8.10    Indemnification by Borrower
(a)    The Borrower hereby agrees to indemnify the P1 Intercreditor Agent and its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of:
(i)    the execution or delivery of this Agreement, any other Transaction Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;
(ii)    any Senior Secured Debt or the use or proposed use of the proceeds therefrom (including any refusal by any Senior Secured Debt Holder to honor any demand for payment under any Senior Secured Debt Instrument, as applicable, if the documents presented in connection with such demand do not strictly comply with the terms of the applicable Senior Secured Debt Instrument);
(iii)    any actual or alleged presence, Release or threatened Release of Hazardous Materials on, from or related to the Project that could reasonably result in an Environmental Claim related in any way to the Project, the Rio Grande Facility, the Land or any property owned or operated by the Borrower, the Administrator, the Coordinator, the Operator or any RG Facility Entity, or any Environmental Affiliate or any liability pursuant to an Environmental Law related in any way to the

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Project, the Rio Grande Facility, the Land, the Borrower, the Administrator, the Coordinator, the Operator or any RG Facility Entity;
(iv)    any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by the Borrower or any of the Borrower’s members, managers or creditors or by any other Person, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any other P1 Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the claiming Indemnitee; or
(v)    any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Senior Secured Debt Holder or Affiliates or Related Parties thereof;
provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(b)    To the extent that the Borrower for any reason fails to pay in full any amount required under Section 8.7 or Section 8.10(a) above or any analogous costs and expenses or indemnification provisions of any P1 Financing Document to be paid by it to the P1 Intercreditor Agent or any Related Party thereof, each Senior Secured Debt Holder severally agrees to pay to the P1 Intercreditor Agent or such Related Party, as the case may be, the ratable share of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the aggregate of the Senior Secured Debt Commitments of such Senior Secured Debt Holder to the amount of all Senior Secured Debt Commitments of all Senior Secured Debt Holders; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the P1 Intercreditor Agent or the applicable Related Party, in its capacity as such. The obligations of the Senior Secured Debt Holders to make payments pursuant to this Section 8.10(b) are several and not joint and shall survive the payment in full of the Senior Secured Obligations and the termination of this Agreement. The failure of any Senior Secured Debt Holder to make payments on any date required hereunder shall not relieve any other Senior Secured Debt Holder of its corresponding obligation to do so on such date, and no Senior Secured Debt Holder shall be responsible for the failure of any other Senior Secured Debt Holder to do so.
(c)    All amounts due under this Section 8.10 shall be payable promptly after demand therefor.
(d)    The Borrower agrees that, without the Indemnitee’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or

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threatened (in writing) claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Indemnitee under this Section 8.10 (whether or not any Indemnitee is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim, action or proceeding. In the event that an Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnitee is not named as a defendant, the Borrower agrees to reimburse such Indemnitee for all reasonable expenses incurred by it in connection with such Indemnitee appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against an Indemnitee for which the Borrower may be responsible under this Section 8.10, the Indemnitee agrees (at the expense of the Borrower) to execute such instruments and documents and cooperate as reasonably requested by the Borrower in connection with the Borrower’s defense, settlement or compromise of such claim, action or proceeding.
8.11    Notices and Other Communication
(a)    Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under or in connection with this Agreement shall be given in writing and will be deemed duly given when:
(i)    personally delivered;
(ii)    sent by electronic mail (with electronic confirmation of receipt); or
(iii)    when received by overnight courier service or by certified or registered mail;
in each case addressed to a Person at its address or e-mail address as indicated in Schedule 8.11 or to such other address or e-mail address of which such Person has given notice (including, with respect to any Person acceding to this Agreement under Common Terms Accession Agreement those set out for such Person therein). Each of the Borrower, the P1 Collateral Agent, the P1 Intercreditor Agent, and any Senior Secured Debt Holder Representative may change its address, e-mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto.
(b)    Any notice to be given by or on behalf of the Borrower to any Senior Secured Debt Holder may be sent to the Senior Secured Debt Holder Representative that represents such Senior Secured Debt Holder.
(c)    The P1 Intercreditor Agent shall promptly forward to each Senior Secured Debt Holder Representative (other than itself or any Person from whom it received, or which it is aware has received, any such notice, claim, certificate, report, instrument, demand, request, direction, instruction, designation, waiver, receipt, consent or other formal written communication or document) copies of any notice, claim, certificate, report, instrument, demand, request, direction, instruction, designation, waiver, receipt, consent, or other communication or document that it receives from any other Person under or in connection with this Agreement.

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(d)    The Borrower hereby agrees that it will provide to the P1 Intercreditor Agent all information, documents and other materials that it is obligated to furnish to the P1 Intercreditor Agent pursuant hereto and the other Senior Secured Debt Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials through an electronic/soft medium in a format acceptable to the P1 Intercreditor Agent at the email addresses specified in Schedule 8.11.
8.12    Severability
If any provision of this Agreement or any other P1 Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other P1 Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.13    Survival
Notwithstanding anything in this Agreement to the contrary, Section 8.3, Section 8.7, Section 8.10, Section 8.11, this Section 8.13, Section 8.14, Section 8.15, and Section 8.17 shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder shall survive the execution and delivery hereof. Such representations and warranties shall be considered to have been relied upon by each of the P1 Intercreditor Agent, any Senior Secured Debt Holder Representative or any Senior Secured Debt Holder, regardless of any investigation made by such Person or on their behalf and shall continue in full force and effect as of the date made or any date referred to herein until the Discharge Date.
8.14    Waiver of Consequential Damages, Etc.
Except with respect to any indemnification obligations of the Borrower under Section 8.10 or any other indemnification provisions of the Borrower under any other P1 Financing Document, to the fullest extent permitted by applicable Government Rule, no Party shall assert, and each Party hereby waives, any claim against any other Party or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the transactions contemplated hereby or by any P1 Financing Document. No Party or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement.
To the extent that any Party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 8.3 or elsewhere arising out of or in connection with this Agreement or any other P1 Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any other Party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to

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the fullest extent now or in the future permitted under the laws of the State of New York or, as the case may be, the jurisdiction in which such court is located.
8.15    Reinstatement
This Agreement and the obligations of the Borrower hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement or any other P1 Financing Document is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Borrower or any other Person or as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment, and the Borrower shall pay the P1 Intercreditor Agent, any Senior Secured Debt Holder Representative, any other Senior Secured Debt Holder, or any of their respective Affiliates on demand all of its reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such Party in connection with such rescission or restoration.
8.16    Treatment of Certain Information; Confidentiality
The P1 Intercreditor Agent agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates (including branches) and to its and its Affiliates’ respective directors, officers, employees, agents, advisors, auditors, service providers and representatives (provided, that the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable Government Rule or regulations or by any subpoena or similar legal process (in which case the P1 Intercreditor Agent agrees, to the extent practicable, to use reasonable efforts to notify the Borrower prior to disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder, under any Senior Secured Debt Instrument, or under any P1 Collateral Document or any suit, action or proceeding relating hereto or thereto or the enforcement of rights hereunder or thereunder (including any actual or prospective purchaser of Collateral), (f) to Persons permitted under the terms of the Senior Secured Debt Instruments in accordance with the terms thereof, (g) with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), (h) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating the P1 Intercreditor Agent or any of its Affiliates, (i) to any rating agency when required by it (it being understood that prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from the P1 Intercreditor Agent), or (j) to any party providing (and any brokers arranging) any insurance or reinsurance or other direct or indirect credit protection (including credit default swaps) with respect to its Senior Secured Debt. For the purposes of this Section 8.16, “Information” means written information that is furnished by or on behalf of the Borrower, the Pledgor, the Equity Owners, or any of their respective Affiliates to the P1 Intercreditor Agent pursuant to or in connection with any P1 Financing Document, relating to the assets and business of the Borrower, the Pledgor, the Equity Owners, the RG Facility Entities, or any of their Affiliates but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by the P1 Intercreditor Agent of its obligations hereunder, (ii) is or becomes available to P1 Intercreditor Agent from a source other than the Borrower or any of its Affiliates, or (iii) is independently compiled by the P1 Intercreditor Agent, as evidenced by their

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records, without the use of the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 8.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, including but not limited to marking the Information with applicable confidentiality designations in accordance with applicable Government Rules or regulations prior to release.
8.17    No Recourse
The obligations of the Borrower under this Agreement, and any certificate, notice, instrument or document delivered pursuant hereto, are obligations solely of the Borrower and do not constitute a debt or obligation of (and no recourse shall be made with respect to) any direct or indirect equity holder of the Pledgor or any Equity Owner (other than to the extent of any credit support deposited by or on behalf of such equity holder or any Collateral pledged by such equity holder, in each case, in accordance with the P1 Financing Documents), any RG Facility Entity not wholly-owned by the Borrower (other than to the extent of any Collateral pledged or guarantees issued in support of the Borrower’s obligations by such entity in accordance with the P1 Financing Documents), any other Liquefaction Owner (as defined in the Definitions Agreement), or any of their respective Affiliates (other than the Borrower), or any shareholder, partner, member, officer, director or employee of the Pledgor or any Equity Owner or such Affiliates (collectively, the “Non-Recourse Parties”). No action under or in connection with this Agreement shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder shall be obtainable by the P1 Intercreditor Agent, the P1 Collateral Agent, any Senior Secured Debt Holder Representative or any Senior Secured Debt Holder against any Non-Recourse Party. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 8.17 shall in any manner or way (a) restrict the remedies available to the P1 Intercreditor Agent, any Senior Secured Debt Holder Representative or any Senior Secured Debt Holder to realize upon the Collateral, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and the security interests and possessory rights created by or arising from any Senior Security Document or (b) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any P1 Collateral Document to which such Non-Recourse Party is a party. The limitations on recourse set forth in this Section 8.17 shall survive the Discharge Date.
8.18    Acknowledgment Regarding Any Supported QFCs
To the extent that the P1 Financing Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the P1 Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

30

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the P1 Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the P1 Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 8.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of page intentionally blank. Signature page follows.]

31

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

RIO GRANDE LNG, LLC, as the Borrower

By:
Name:
Title:

[Signature Page to Common Terms Agreement]

MUFG BANK, LTD. as the P1 Intercreditor Agent

By:
Name:
Title:
[Signature Page to Common Terms Agreement]

__________, as a Senior Secured Debt Holder Representative

By:
Name:
Title:
[Signature Page to Common Terms Agreement]

__________, as a Senior Secured Debt Holder Representative

By:
Name:
Title:
[Signature Page to Common Terms Agreement]

APPENDIX I
DEFINITIONS
“Additional Material Project Document” means any Project Document entered into by the Borrower with any other Person subsequent to the Closing Date that:
(a)    replaces or substitutes for an existing Material Project Document (other than any Offtake Agreement);
(b)    is a guarantee provided in favor of the Borrower by a guarantor or a counterparty, in each case, under a Material Project Document;
(c)    any Time Charter Party Agreements entered into after the Closing Date pursuant to which the Borrower maintains LNG Tanker capacity required to ship the aggregate volume of LNG subject to delivery obligations at such time pursuant to Designated Offtake Agreements that are on Delivered terms; or
(d)    except as provided in clauses (a), (b), or (c) above, contains obligations and liabilities equal to or in excess of $100,000,000 per year and a committed term of at least eight years;
provided, that the term Additional Material Project Document shall not include (w) any Offtake Agreement that is not a Designated Offtake Agreement, and any guarantee thereof, (x) any Time Charter Party Agreement other than those referenced in the foregoing clause (c), (y) any Real Property Document, and (z) any document relating to Senior Secured Debt entered into in accordance with the P1 Financing Documents.
“Administrative Expenses” has the meaning assigned to such term in the P1 Accounts Agreement.
“Administrator” has the meaning assigned to such term in the Definitions Agreement.
“Advance” means a borrowing of a loan, issuance of or drawing upon a letter of credit, or the issuance of debt securities pursuant to any Senior Secured Debt Instrument.
“AEP Land Release” means the disposition and release from the LandCo Site Lease of that certain real property containing approximately 6.33 acres commonly known as the AEP Pompano Switchyard Tract and further described in Schedule Z.
“Affiliate” means, with respect to any Person, another Person that directly or indirectly Controls, is under common Control with or is Controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is Controlled by any such member or trust. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer, manager or employee of any Person, (b) any Person solely by reason of their capacity as a Senior Secured Party, or (c) any portfolio company of an investment fund, investment trust, investment company, sovereign wealth fund, or collective investment scheme (each, a “Fund”) that holds indirect equity interests in a P1 Equity Guarantor or any Affiliates of such portfolio company, other than such Fund or its controlled Affiliates that collectively hold direct or indirect equity interests in such P1 Equity Guarantor.

APPENDIX I

“Affiliate Transaction” has the meaning assigned to such term in Section 5.11.
“Agreement” has the meaning assigned to such term in the Preamble.
“Annual Facility Budget” has the meaning assigned to such term in the Definitions Agreement.
“APCI License Agreement” means a technology license for Air Product and Chemicals Inc.’s Propane Mixed Refrigerant (C3MR) Split-MR™ technology.
“Asset Sale” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Authorized Officer” means: (a) with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of such Person, (b) with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of a general partner of such Person, and (c) with respect to any Person that is a limited liability company, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, authorized signatory, the manager, the managing member, or a duly appointed officer of such Person.
“Bankruptcy” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Base Case Forecast” means the financial projections in the form attached as Exhibit G.
“BI Proceeds” has the meaning assigned to such term in the Definitions Agreement.
“Borrower” has the meaning assigned to such term in the Preamble.
“Business Day” means any day other than a Saturday, Sunday or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York, New York.
“Capacity Contracting Agreement” means the Capacity Contracting Agreement, dated as of July 12, 2023, by and among the Borrower, Pipeline Manager, and the Gas Transporter.
“Capital Improvement” has the meaning assigned to such term in the Definitions Agreement.
“Capital Improvement IE Certificate” means a certificate of an Authorized Officer of the Independent Engineer certifying, with respect to any Capital Improvement Plan, (a) that such Capital Improvement Plan would, if designed, engineered, procured, constructed, installed, tied-in, tested and commissioned in accordance with the Capital Improvement Plan, result in the resulting Facilities complying with the requirements of the CFAA and (b) that the assumptions upon which such Capital Improvement Plan is based are reasonable.
“Capital Improvement Plan” has the meaning assigned to such term in the Definitions Agreement.

APPENDIX I

“Capital Lease Obligations” means, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property of such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement and any applicable Senior Secured Debt Instrument, the amount of such obligations shall be the capitalized amount of such obligations, determined in accordance with GAAP (including such Statement No. 13).
“Cash Equivalents” means:
(a)    Dollars;
(b)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(c)    marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating from any other Recognized Credit Rating Agency);
(d)    certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;
(e)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b), (c), and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)    commercial paper or tax exempt obligations having one of the two highest ratings obtainable from Moody’s or S&P (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Recognized Credit Rating Agency) and, in each case, maturing within one year after the date of acquisition; and
(g)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition or a money market fund or a qualified investment fund (including any such fund for which the P1 Accounts Bank or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings available from S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Recognized Credit Rating Agency).
“Cash Flow” means, for any period, the sum (without duplication) of the following:

APPENDIX I

(a)    all cash paid (or, as applicable, solely for purposes of determining Contracted Projected CFADS, projected to be paid) to the Borrower during such period in connection with the ownership or operation of the Project;
(b)    all interest and investment earnings paid to the Borrower or accrued to the P1 Accounts during such period on amounts on deposit in the P1 Accounts (excluding interest and investment earnings that accrue on the amounts on deposit in any Debt Service Reserve Account which are not transferred to the P1 Revenue Account pursuant to Section 3.14(a) (Investment of Funds in P1 Accounts) of the P1 Accounts Agreement); and
(c)    all cash paid (or, as applicable, solely for purposes of determining Contracted Projected CFADS, projected to be paid) to the Borrower during such period as BI Proceeds or DSU Proceeds.
provided, that Cash Flow shall not include (u) any proceeds of any Senior Secured Debt or any other Indebtedness incurred by the Borrower, (w) Loss Proceeds, (x) the proceeds of any Asset Sale that is not permitted by the P1 Financing Documents, (y) amounts received, whether by way of a capital contribution from any direct or indirect holders of Equity Interests of the Borrower (except to the extent specifically provided in a Senior Secured Debt Instrument and then solely for the purposes specified therein), or (z) any other extraordinary or non-cash income received by the Borrower under GAAP.
“CD Construction/Term Loans” means the “Construction/Term Loans”, as defined the CD Credit Agreement.
“CD Credit Agreement” means the Credit Agreement, dated as of July 12, 2023, by and among the Borrower, the P1 Administrative Agent, the P1 Collateral Agent, the CD Revolving LC Issuing Banks that are party thereto from time to time, and the CD Senior Lenders that are party thereto from time to time.
“CD Indenture Trustee” means the trustee appointed in accordance with the CD Senior Notes Indenture.
“CD Revolving LC Issuing Bank” means the “Revolving LC Issuing Bank”, as defined in the CD Credit Agreement.
“CD Revolving Lenders” means the “Revolving Lenders”, as defined in the CD Credit Agreement.
“CD Revolving Loans” means the “Revolving Loans”, as defined in the CD Credit Agreement.
“CD Senior Lenders” means the “Senior Lenders” as defined in the CD Credit Agreement.
“CD Senior Loans” means the CD Construction/Term Loans and the CD Revolving Loans.
“CD Senior Noteholders” means the “Noteholders”, as defined in the CD Senior Notes Indenture.
“CD Senior Notes” means the “Notes”, as defined in the CD Senior Notes Indenture.

APPENDIX I

“CD Senior Notes Indenture” means the Indenture, dated on or about the Closing Date, between the Borrower and Wilmington Trust, National Association, as CD Indenture Trustee, for 6.67% Senior Secured Notes due 2033.
“CFAA” means the Common Facilities Access Agreement, dated as of July 12, 2023, by and among the Borrower, NextDecade, and the RG Facility Entities.
“CFCo” means Rio Grande LNG Common Facilities LLC.
“CIA Accession Confirmation” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Closing Date” means the date hereof.
“Collateral” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Collateral and Intercreditor Agreement” means the Collateral and Intercreditor Agreement, dated as of July 12, 2023, by and among the Borrower, the P1 Intercreditor Agent, the P1 Collateral Agent, and each of the Senior Secured Creditor Representatives from time to time party thereto.
“Common Account Bank” means JPMorgan Chase Bank, N.A. or any successor to it appointed pursuant to the terms of the Common Accounts Agreement.
“Common Account Bank Fee Letter” means the Fee Letter, dated as of July 12, 2023, between the Borrower and the Common Account Bank.
“Common Accounts” has the meaning assigned to such term in the Common Accounts Agreement.
“Common Accounts Agreement” means the Common Accounts Agreement, dated as of July 12, 2023, by and among NextDecade, as the Administrator, the Borrower, CFCo, InsuranceCo, LandCo, the P1 Collateral Agent, the Common Collateral Agent and the Common Account Bank.
“Common Collateral Agent” means Mizuho Bank (USA) or any successor to it appointed pursuant to the terms of the Common Accounts Agreement.
“Common Collateral Agent Fee Letter” means the Fee Letter, dated as of July 12, 2023, between the Borrower and the Common Collateral Agent.
“Common Facilities” has the meaning assigned to such term in the Definitions Agreement.
“Common Facilities Sublease” has the meaning assigned to such term in the Definitions Agreement.
“Common Terms Accession Agreement” means an accession agreement to this Agreement entered into (or to be entered into) by any acceding Senior Secured Debt Holder Representative, substantially in the form required by Section 2.7.

APPENDIX I

“Consent Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Consultants” means the Environmental Advisor, the Independent Engineer, the Insurance Advisor, the Market Consultant, and the Shipping Consultant.
“Contracted Projected CFADS” means, for any period, an amount equal to (a) the amount of Cash Flow from Contracted Revenues projected to be received by the Borrower during such period minus (b) all amounts projected to be paid by the Borrower during such period pursuant to Sections 3.3(c)(i) and 3.3(c)(ii) (P1 Revenue Account) of the P1 Accounts Agreement (other than any non-recurring fee projected to be payable to any Senior Secured Party), which amounts under this clause (b) (i) shall be (A) as set forth in the then-applicable Annual Facility Budget in respect of the periods covered thereby and (B) in respect of all other future periods, be reasonably consistent with the then-applicable Annual Facility Budget (other than extraordinary expenditures in respect of the periods covered by the Annual Facility Budget which are not reasonably expected to be payable in such future periods) and (ii) shall exclude any such amounts that (A) are related to the lifting of LNG, (B) are P1 Project Costs, RCI EPC CAPEX (as defined in the Definitions Agreement), or RCI Owners’ Costs (as defined in the Definitions Agreement), in each case, to the extent funded with Indebtedness or equity.
“Contracted Projected DSCR” means, for the applicable period, the ratio of (a) Contracted Projected CFADS to (b) Debt Service (other than (i) principal of the CD Revolving Loans and the Working Capital Debt and the principal amount of any Senior Secured Debt payable on the Maturity Date thereof, (ii) commitment fees, front-end fees and up-front fees paid prior to the Project Completion Date or, if later, out of the proceeds of Senior Secured Debt, (iii) LC Costs, (iv) interest in respect of the Senior Secured Debt and Senior Secured Obligations under the Senior Secured IR Hedge Agreements, in each case, projected to be paid prior to the Project Completion Date, (v) amounts payable under Senior Secured Hedge Agreements that are not in respect of interest rates, and (vi) without duplication of amounts in clause (iv), P1 Hedge Termination Amounts under Senior Secured Hedge Agreements).
“Contracted Revenues” means, for any period, Cash Flow projected to be received by the Borrower during such period under Designated Offtake Agreements then in effect, calculated solely to reflect the price paid if no LNG is lifted under Designated Offtake Agreements then in effect.
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and, in any event, any Person owning (directly or indirectly) at least 50% of the voting securities of another Person shall be deemed to Control that Person.
“Coordinator” has the meaning assigned to such term in the Definitions Agreement.
“Covered Party” has the meaning assigned to such term in Section 8.18(a).
“Corridor Rights” means any easements and other real property interests in respect of pipeline or electrical transmission line corridors necessary for the Development.

APPENDIX I

“CTA Default” means an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become a CTA Event of Default.
“CTA Event of Default” means any of the events described in Article 7.
“CTA Supplemental Quantities” means, at any time, the positive difference between (a) the Borrower’s share of the Rio Grande Facility’s annual LNG production and (b) the aggregate ACQ under the Designated Offtake Agreements.
“Debt Service” means, for any period, the sum of (without duplication):
(a)    all fees scheduled to become due and payable (or, for purposes of the Historical DSCR, paid) during such period in respect of any Senior Secured Debt;
(b)    interest on the Senior Secured Obligations (taking into account any Senior Secured IR Hedge Agreements) scheduled to become due and payable (or for the purposes of the Historical DSCR (or any other measure of past financial performance in a Senior Secured Debt Instrument), paid) during such period; and
(c)    scheduled principal payments of the Senior Secured Debt (other than Working Capital Debt) to become due and payable (or, for purposes of the Historical DSCR, paid) during such period.
“Debt Service Reserve Accounts” has the meaning assigned to such term in the P1 Accounts Agreement.
“Definitions Agreement” means that certain Definitions Agreement, dated as of July 12, 2023, by and among NextDecade, the Borrower, and the RG Facility Entities.
“Delivered” refers to quantities of LNG sold “cost, insurance and freight,” “cost and freight”, “delivered ex ship”, “delivered at terminal”, or otherwise where the Borrower is responsible for the transportation of LNG to a delivery point other than at the Rio Grande Facility under the terms of the relevant Offtake Agreement.
“Designated Offtake Agreement” means each Offtake Agreement that is so-designated by the Borrower by written notice to the P1 Intercreditor Agent. As of the Closing Date, “Designated Offtake Agreement” shall include each Initial Offtake Agreement.
“Development” means the development, acquisition, ownership, occupation, construction, financing, equipping, testing, repair, operation, maintenance and use of the Project and the import and export of LNG from the Project. “Develop” and “Developed” shall have the correlative meanings.
“Discharge Date” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Discretionary Capital Improvement” has the meaning assigned to such term in the Definitions Agreement.

APPENDIX I

“Disqualified Stock” means, with respect to any Person, any capital stock of such Person that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any capital stock that would constitute Disqualified Stock solely because the holders of the capital stock have the right to require the Person to repurchase such capital stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such capital stock provide that the Person may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with the covenant in Section 5.11. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Person may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Distribution” means: (a) any dividend or other distribution by the Borrower (in cash, property of the Borrower, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower of, any portion of any Equity Interest in the Borrower, and (b) all payments (in cash, property, securities, obligations, or other property of the Borrower) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Indebtedness for borrowed money owed to the Pledgor or any Affiliate thereof or any Permitted Subordinated Debt. For the avoidance of doubt, amounts paid to the Equity Owners or their Affiliates under any commercial agreement entered into by the Equity Owners or their Affiliates permitted pursuant to the P1 Financing Documents (including any amounts payable to NextDecade under any Material Project Documents) shall not be considered Distributions.
“Distribution Account” has the meaning assigned to such term in the P1 Accounts Agreement.
“Distribution Date” means, with respect to any specific Distribution, the date such Distribution is made.
“Distribution Release Conditions” has the meaning assigned to such term in Section 5.10.
“DOE Authorization Administration Agreement” means the DOE Authorization Administration Agreement, dated as of July 12, 2023, by and between the Borrower and NextDecade, as Export Administrator.
“Dollars” or “$” means the lawful currency of the United States of America.
“Dredging and Disposal Construction Agreement” means that certain Marine Dredging and Disposal Construction Agreement for the Rio Grande Natural Gas Liquefaction Facility, dated as of November 16, 2020, by and among the Borrower and Great Lakes Dredge & Dock Company, LLC, as amended by that certain First Amendment, dated as of May 5, 2021, as further amended by that certain Second Amendment, dated as of October 15, 2021, as further amended by that certain Third Amendment, dated as of December 30, 2022, and as further amended by that certain Fourth Amendment, dated as of March 29, 2023.

APPENDIX I

“DSRA Reserve Amount” has the meaning assigned to such term in the P1 Accounts Agreement.
“DSU Proceeds” has the meaning assigned to such term in the Definitions Agreement.
“Economic Terms Modification” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Environmental Advisor” means Environmental Resources Management Southwest, Inc. and any replacement thereof appointed by the Borrower with the consent of the P1 Intercreditor Agent.
“Environmental Affiliate” means any Person, to the extent the Borrower could reasonably be expected to have liability as a result of the Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the Borrower’s obligation is by contract or operation of Government Rule.
“Environmental Claim” has the meaning assigned to such term in the Definitions Agreement.
“Environmental Laws” has the meaning assigned to such term in the Definitions Agreement.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“Equity Owners” means any direct or indirect holders of Equity Interests of the Borrower.
“Event of Abandonment” means any of the following shall have occurred:
(a)    the abandonment, suspension or cessation of all or a material portion of the activities related to the Development for a period in excess of sixty consecutive days (other than as a result of force majeure so long as the Borrower is diligently attempting to restart the Development); provided, that if any such abandonment, suspension, or cessation is not accompanied by a formal, public announcement by the Borrower of its intentions as set forth in clause (b) below, such abandonment, suspension, or cessation shall not have occurred unless, within 45 days following notice to the Borrower from the P1 Intercreditor Agent requesting the Borrower to deliver a certificate to the effect that it will resume construction or operation as soon as is commercially reasonable, the Borrower has not delivered such certificate or resumed such activities or, if such certificate is delivered, the Borrower has nevertheless not resumed such activities within ninety days (or 365 days if the cessation is caused by force majeure so long as the Borrower is diligently attempting to mitigate or cure such issues and has the intent to re-start

APPENDIX I

development, construction and operation of the Project) following receipt of the notice from the P1 Intercreditor Agent;
(b)    a formal, public announcement by the Borrower of a decision to abandon or indefinitely defer or suspend the Development for any reason;
(c)    any Train Abandonment by the Borrower; or
(d)    the Borrower shall make any filing with FERC giving notice of the intent or requesting authority to abandon all or any material portion of the P1 Train Facilities and the P1 Common Facilities (as defined in the Definitions Agreement) for any reason.
“Event of Loss” means any event that causes any property constituting the Rio Grande Facility, any Facility comprising the Rio Grande Facility (including prior to the Start Date thereof) or the Land, or any portion thereof, to be damaged (other than ordinary wear and tear), destroyed or rendered unfit for normal use for any reason whatsoever, and shall also include an Event of Taking.
“Event of Taking” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, inverse condemnation, condemnation or similar action of or proceeding by any Government Authority relating to all or any part of the Rio Grande Facility, any Facility comprising the Rio Grande Facility (including prior to the Start Date thereof) or the Land, or any portion thereof, or any other part of the Collateral.
“Extraordinary Distributions” means:
(a)    Distributions from the P1 Proceeds Account (as defined in the P1 Accounts Agreement) in accordance with Section 9.4(b)(iii) (Performance Liquidated Damages and Termination Payments) of the Collateral and Intercreditor Agreement and Section 3.9(e) (P1 Proceeds Account) of the P1 Accounts Agreement;
(b)    Distributions from the P1 Proceeds Account (as defined in the P1 Accounts Agreement) in accordance with Section 9.5 (Distribution of Common Facilities Proceeds) of the Collateral and Intercreditor Agreement and Section 3.9(e) (P1 Proceeds Account) of the P1 Accounts Agreement;
(c)    Distributions from the P1 Insurance Proceeds Account (as defined in the P1 Accounts Agreement) in accordance with Section 9.2(b) (Loss Proceeds) of the Collateral and Intercreditor Agreement and Section 3.10(d)(ii) (P1 Insurance Proceeds Account) of the P1 Accounts Agreement;
(d)    Distributions from the P1 Capital Improvement Account (as defined in the P1 Accounts Agreement) in accordance with Section 3.12(b)(ii) (P1 Capital Improvement Account) of the P1 Accounts Agreement;
(e)    the payment of P1 Project Costs set forth in clauses (e), (f), (g), (h), or (i) of the definition thereof (by transfer to the Distribution Account) in accordance with the P1 Accounts Agreement;

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(f)    Distributions from the P1 Pre-Completion Revenue Account (as defined in the P1 Accounts Agreement) in accordance with Section 3.2(c) (P1 Pre-Completion Revenue Account) of the P1 Accounts Agreement;
(g)    Distributions on the Project Completion Date in accordance with Section 3.1(f)(iii) (P1 Construction Account) of the P1 Accounts Agreement;
(h)    Tax Distributions in accordance with Section 3.3(c)(viii) (P1 Revenue Account) and Section 3.7(c)(ii) (P1 Distribution Reserve Account) of the P1 Accounts Agreement;
(i)    Distributions of amounts on deposit in (i) a P1 Construction Equity Collateral Account (as defined in the P1 Accounts Agreement) in accordance with Section 3.13(c) (P1 Construction Equity Collateral Account) of the P1 Accounts Agreement or (ii) any other account subject to an Equity Cash Collateral Arrangement (as defined in the P1 Equity Contribution Agreement) in accordance with the terms thereof;
(j)    Distributions from the P1 Distribution Reserve Account in accordance with Section 3.7(c)(i) (P1 Distribution Reserve Account) of the P1 Accounts Agreement;
(k)    Distributions pursuant to the proviso of Section 3.3(a) (P1 Revenue Account) of the P1 Accounts Agreement; and
(l)    Distributions from any Debt Service Reserve Account in accordance with Section 3.16(d) (DSR LCs) or Section 3.17(d) (DSR Guaranties) of the P1 Accounts Agreement.
“Facility” has the meaning assigned to such term in the Definitions Agreement.
“Facility Easement Agreements” has the meaning assigned to such term in the Definitions Agreement.
“Facility Subsidiary Documents” has the meaning assigned to such term in the Definitions Agreement.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Borrower (unless otherwise provided in this Agreement).
“Fee Letters” means:
(a)    the Common Account Bank Fee Letter;
(b)    the Common Collateral Agent Fee Letter;
(c)    the P1 Accounts Bank Fee Letter;
(d)    the P1 Collateral Agent Fee Letter; and

APPENDIX I

(e)    the P1 Intercreditor Agent Fee Letter.
“FERC” means the Federal Energy Regulatory Commission, and any successor agency.
“Fiscal Quarter” means each three-month period commencing on each of January 1, April 1, July 1, and October 1 of any Fiscal Year and ending on the next March 31, June 30, September 30, and December 31, respectively.
“Fiscal Year” means any period of twelve consecutive calendar months beginning on January 1 and ending on December 31 of each calendar year.
“Fitch” means Fitch Ratings, Ltd., or any successor to the rating agency business thereof.
“GAAP” has the meaning assigned to such term in the Definitions Agreement.
“Gas” has meaning assigned to such term in the Definitions Agreement.
“Gas Marketing Agreement” means the Gas Marketing Agreement, dated as of July 12, 2023, by and between the Borrower, the Marketer, and NextDecade, as Coordinator.
“Gas Supply Letter Agreement” means the Letter Agreement, dated as of July 12, 2023, by and between the Borrower and the Pipeline Manager.
“Gas Transportation Agreements” means each Phase 1 FSA (as defined in the Capacity Contracting Agreement) to be entered into by the Borrower and the Gas Transporter in accordance with the Capacity Contracting Agreement.
“Gas Transporter” means Rio Bravo Pipeline Company, LLC.
“Government Approval” means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with any Government Authority.
“Government Authority” means any supra-national, federal, state or local government or political subdivision thereof or quasi-government or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank) and having jurisdiction over the Person or matters in question.
“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.
“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or Equity Interests of any Person, or an agreement to purchase, sell, or lease (as lessee or lessor) Property of any Person, products, materials, supplies, or services primarily for the

APPENDIX I

purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding (a) endorsements for collection or deposit in the ordinary course of business and (b) customary non-financial indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Hazardous Material” has the meaning assigned to such term in the Definitions Agreement.
“Hedge Agreement” means any agreement in respect of any interest rate, swap, forward rate transaction, commodity swap, commodity option, commodity future, interest rate option, interest rate or commodity cap, interest rate or commodity collar transaction, currency swap agreement, currency future or option contract, or other similar agreements providing for any swap, cap, collar, put, call, floor, future, option, forward, or other similar transaction or arrangement (or any combination of the foregoing), in each case settled by reference to one or more rates, currencies, commodities, prices or indices, whether entered into for the purposes of hedging or mitigating risk associated with a Person’s business operations or for speculative purposes (other than a Senior Secured Debt Instrument in respect of Senior Secured Debt bearing interest at a fixed rate).
“Historical CFADS” means, for any period, an amount equal to (a) the amount of Cash Flow during such period minus (b) all amounts paid during such period pursuant to Sections 3.3(c)(i) and 3.3(c)(ii) (P1 Revenue Account) of the P1 Accounts Agreement (other than any non-recurring fee paid to any Senior Secured Party) which amounts under this clause (b) shall exclude any such amounts that are P1 Project Costs, RCI EPC CAPEX (as defined in the Definitions Agreement), or RCI Owners’ Costs (as defined in the Definitions Agreement), in each case, to the extent funded with Indebtedness or equity.
“Historical DSCR” means, as at the end of each Fiscal Quarter (subject to the proviso below), the ratio of (a) Historical CFADS for the preceding four Fiscal Quarter period to (b) the aggregate amount of Debt Service (other than (i) principal of the CD Revolving Loans and Working Capital Debt and the principal amount of any Senior Secured Debt payable on the Maturity Date thereof, (ii) commitment fees, front-end fees, and up-front fees paid prior to the Project Completion Date or, if later, out of the proceeds of Senior Secured Debt, (iii) LC Costs, (iv) interest in respect of the Senior Secured Debt and Senior Secured Obligations under the Senior Secured IR Hedge Agreements, in each case, paid prior to the Project Completion Date, (v) amounts payable under Senior Secured Hedge Agreements that are not in respect of interest rates, (vi) without duplication of amounts in clause (v), P1 Hedge Termination Amounts under Senior Secured Hedge Agreements, and (vii) any Debt Service paid using amounts on deposit in a Debt Service Reserve Account) paid or payable during the preceding four Fiscal Quarter period; provided, that for any Historical DSCR calculation performed prior to the first anniversary of the Initial Principal Payment Date, the calculation will be based on the number of Fiscal Quarters elapsed since the Initial Principal Payment Date.
“Holders” of any Senior Secured Debt shall be determined by reference to provisions of the relevant Senior Secured Debt Instrument setting forth who shall be deemed to be lenders, holders or owners of the Senior Secured Debt governed thereby.
“Impairment” means, with respect to any Material Project Document, any P1 Financing Document, or any Government Approval:

APPENDIX I

(a)    the rescission, revocation, staying, withdrawal, early termination, cancellation, repeal or invalidity thereof or otherwise ceasing to be in full force and effect;
(b)    the suspension or injunction thereof; or
(c)    in the case of a Government Approval, the inability to satisfy in a timely manner stated conditions to effectiveness thereof.
The verb “Impair” shall have a correlative meaning. The adjective “Impaired” shall have a correlative meaning.
“Indebtedness” of any Person means, without duplication:
(a)    all obligations of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, or similar instruments;
(c)    all obligations of such Person upon which interest charges are customarily paid;
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);
(e)    all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);
(f)    all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;
(g)    all Guarantees by such Person of Indebtedness of others;
(h)    all Capital Lease Obligations of such Person;
(i)    all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (including standby and commercial), bank guaranties, surety bonds, letters of guaranty and similar instruments;
(j)    all obligations of such Person in respect of any Hedge Agreement;
(k)    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; and
(l)    all obligations of such Person to purchase, redeem, retire, defease, or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued,

APPENDIX I

in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnitee” has the meaning assigned to such term in Section 8.10(a).
“Independent Engineer” means Lummus Consultants International LLC and any replacement thereof appointed by the Borrower with the consent of the P1 Intercreditor Agent.
“Information” has the meaning assigned to such term in Section 8.16.
“Initial Offtake Agreement” means each of the following:
(a)    LNG Sale and Purchase Agreement, dated as of July 5, 2022, by and between the Borrower and China Gas Hongda Energy Trading Co., Ltd. (“China Gas”), as amended by that certain letter agreement dated December 21, 2022, by and between the Borrower and China Gas, as further amended by that certain letter agreement dated March 3, 2023, from China Gas to the Borrower, as further amended by that certain letter agreement dated April 3, 2023, by and between the Borrower and China Gas, and as further amended by that certain Amendment No. 1 to LNG Sale and Purchase Agreement, dated as of June 26, 2023, by and between the Borrower and China Gas;
(b)    LNG Sale and Purchase Agreement, dated as of April 14, 2022, by and between the Borrower and Engie S.A. (“Engie”), as amended by that certain letter agreement dated April 29, 2022, from Engie to the Borrower, as further amended by that certain letter agreement dated December 28, 2022, from Engie to the Borrower, as further amended by that certain letter agreement dated January 4, 2023, from Engie to the Borrower, as further amended by that certain letter agreement dated March 1, 2023, from Engie to the Borrower, as further amended by that certain letter agreement dated April 6, 2023, from Engie to the Borrower, and as further amended by that certain Amendment No. 1 to LNG Sale and Purchase Agreement, dated as of June 16, 2023, by and between the Borrower and Engie;
(c)    Amended and Restated LNG Sale and Purchase Agreement, dated as of December 23, 2022, by and between the Borrower and ENN LNG (Singapore) Pte. Ltd. (“ENN”), as amended by that certain letter agreement dated December 30, 2022, from ENN to the Borrower, as further amended by that certain letter agreement dated March 6, 2023, from ENN to the Borrower, as further amended by that certain letter agreement dated April 10, 2023, from ENN to the Borrower, and as amended by that certain Amendment No. 1 to Amended and Restated LNG Sale and Purchase Agreement, dated as of June 21, 2023, by and between the Borrower and ENN;
(d)    LNG Sale and Purchase Agreement, dated as of July 27, 2022, by and between the Borrower and ExxonMobil Asia Pacific Pte. Ltd. (“ExxonMobil”), as

APPENDIX I

amended by that certain letter agreement dated December 21, 2022 by and between the Borrower and ExxonMobil, as further amended by that certain letter agreement dated February 28, 2023 by and between the Borrower and ExxonMobil, as further amended by that certain letter agreement dated March 31, 2023 by and between the Borrower and ExxonMobil, as further amended by that certain Fourth Amendment to LNG Sale and Purchase Agreement, dated as of June 19, 2023, by and between the Borrower and ExxonMobil, and as further amended by that certain Fifth Amendment to LNG Sale and Purchase Agreement, dated as of June 28, 2023, by and between the Borrower and ExxonMobil;
(e)    LNG Sale and Purchase Agreement, dated as of December 19, 2022, by and between the Borrower and Galp Trading S.A. (“Galp”), as amended by that certain letter agreement dated April 17, 2023, from Galp to the Borrower, and as further amended by that certain Amendment No. 1 to LNG Sale and Purchase Agreement, dated as of June 28, 2023, by and between the Borrower and Galp;
(f)    LNG Sale and Purchase Agreement, dated as of June 30, 2022, by and among the Borrower, Guangdong Energy Group Natural Gas Co., Ltd. (“GEGG”), and Guangdong Energy Group Co., Ltd. (“GEG”), as amended by that certain letter agreement dated December 28, 2022, from GEGG to the Borrower, and as further amended by that certain Amendment No. 1 to LNG Sale and Purchase Agreement, dated as of June 28, 2023, by and among the Borrower, GEGG, and GEG;
(g)    LNG Sale and Purchase Agreement, dated as of January 19, 2023, by and between the Borrower and Itochu Corporation;
(h)    Second Amended and Restated LNG Sale and Purchase Agreement, dated as of June 20, 2023, by and between the Borrower and Shell NA LNG LLC; and
(i)    LNG Sale and Purchase Agreement, dated as of June 13, 2023, by and between the Borrower and TotalEnergies Gas & Power North America, Inc.
“Initial Principal Payment Date” means the first Quarterly Payment Date to occur on or after the date that is ninety days following the Project Completion Date.
“Initial Time Charter Party Agreements” means:
(a)    Time Charter Party, dated as of January 31, 2023, by and between the Borrower and Fareastern Shipping Limited;
(b)    Time Charter Party, dated as of January 31, 2023, by and between the Borrower and Pegasus Shipholding S.A.;
(c)    Time Charter Party, dated as of January 31, 2023, by and between the Borrower and Thaleia Shipping Limited;
(d)    Time Charter Party, dated as of January 31, 2023, by and between the Borrower and Melpomeni Shipping Limited; and

APPENDIX I

(e)    Time Charter Party, dated as of January 31, 2023, by and between the Borrower and Erato Shipping Limited.
“Insurance Advisor” means Aon Risk Consultants, Inc. and any replacement thereof appointed by the Borrower with the consent of the P1 Intercreditor Agent.
“Insurance Program” means the insurance requirements set forth on Exhibit E (Insurance Requirements) to the CFAA.
“InsuranceCo” means Rio Grande LNG InsuranceCo, LLC, a Delaware limited liability company.
“Investment” means, for any Person:
(a)    the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any other sale of any securities at a time when such securities are not owned by the Person entering into such sale);
(b)    the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety days representing the purchase price of inventory or supplies sold in the ordinary course of business); and
(c)    the entering into of any Guarantee of, or other contingent obligation (other than an indemnity which is not a Guarantee) with respect to, Indebtedness or other liability of any other Person.
“Knowledge” means, with respect to the Borrower, the actual knowledge of any Person holding any of the positions at NextDecade (or successor positions to any such positions) set forth in Schedule X; provided, that each such Person shall be deemed to have knowledge of all events, conditions and circumstances described in any notice delivered to the Borrower pursuant to the terms of this Agreement or any other P1 Financing Document.
“Land” means the land underlying the Site and the land subject to Corridor Rights.
“LandCo” means Rio Grande LNG LandCo, LLC.
“LandCo Site Lease” has the meaning assigned to such term in the Definitions Agreement.
“LC Costs” means LC Loans incurred under any Working Capital Debt that if paid by the Borrower directly would have constituted Additional Operating Costs (as defined in the P1 Accounts Agreement) or Administrative Expenses (and the repayment of, or reimbursement for, such LC Loans pursuant to such Working Capital Debt).

APPENDIX I

“LC Loan” means the “Revolving LC Loan” under the CD Credit Agreement or the meaning given to such term in any Senior Secured Debt Instrument governing Working Capital Debt entered into from time to time.
“Lease Agreements” means LandCo Site Lease, Common Facilities Sublease, and P1 Sublease.
“Lien” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Lifting and Scheduling Agreement” means the Lifting and Scheduling Agreement, dated as of July 12, 2023, by and between the Borrower and NextDecade, as Operator and Coordinator.
“LNG” has the meaning assigned to such term in the Definitions Agreement.
“LNG Marketing Services Agreement” means the Marketing Services Agreement, dated as of July 12, 2023, by and between the Borrower and NextDecade.
“LNG Tanker” means a ship used to transport LNG.
“Loss Proceeds” has the meaning assigned to such term in the Definitions Agreement.
“Mandatory Capital Improvement” has the meaning assigned to such term in the CFAA.
“Market Consultant” means Wood Mackenzie, Inc. and any replacement thereof appointed by the Borrower with the consent of the P1 Intercreditor Agent.
“Marketer” means Rio Grande LNG Gas Marketing LLC.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition and results of operations of the Borrower, (b) the ability of the Borrower or any RG Facility Entity, to perform its material obligations under any Material Project Document then in effect and to which it is a party, (c) the ability of the Borrower to perform its material obligations under the P1 Financing Documents then in effect and to which it is a party, (d) the Borrower’s ability to pay its Senior Secured Obligations when due, and (e) the security interests of the Senior Secured Parties, taken as a whole.
“Material Government Approval” means any material Government Approval that is required for the development, acquisition, ownership, occupation, financing, equipping, testing, repair, use, construction, commissioning, operation, and maintenance of the Project and for the export of LNG from the Rio Grande Facility.
“Material Project Documents” means:
(a)    each Designated Offtake Agreement;
(b)    the P1 CASA;
(c)    the P1 EPC Contracts;
(d)    the P1 EPC Parent Guarantees;
(e)    the RG Facility Agreements;

APPENDIX I

(f)    the Real Property Documents;
(g)    other than with respect to the obligations of the Borrower thereunder (for which purpose it shall be deemed a P1 Financing Document), the Common Accounts Agreement;
(h)    the Initial Time Charter Party Agreements;
(i)    the Dredging and Disposal Construction Agreement;
(j)    at any time prior to the termination thereof in accordance with Section 12(a)(ii) (Termination) thereof, the Capacity Contracting Agreement;
(k)    the APCI License Agreement (upon assignment thereof to the Borrower);
(l)    each Gas Transportation Agreement (upon execution thereof);
(m)    the Gas Supply Letter Agreement;
(n)    any Additional Material Project Document;
(o)    any guaranty required to be provided by any counterparty under any of the foregoing; and
(p)    any agreement replacing or in substitution of any of the foregoing.
“Maturity Date” means, with respect to any Senior Secured Debt, the date on which the principal amount of such Senior Secured Debt becomes due in accordance with the terms of the applicable Senior Secured Debt Instrument.
“Moody’s” has the meaning assigned to such term in the Definitions Agreement.
“NextDecade” means NextDecade LNG, LLC, a Delaware limited liability company.
“Non-Appealable” means, with respect to any specified time period allowing a request for rehearing to the applicable Government Authority or an appeal to a court having jurisdiction of any Government Approval or any ruling under any Government Rule, as applicable, that such specified time period has either elapsed without a request for rehearing to the applicable Government Authority or appeal to a court having jurisdiction having been brought or, if such a rehearing or appeal was brought during such time period, such rehearing or appeal has been denied.
“Non-Recourse Party” has the meaning assigned to such term in Section 8.17.
“Notes” means the promissory notes issued by the Borrower evidencing the Advances, as they may be amended, restated, supplemented or otherwise modified from time to time.
“O&M Agreement” means the Operating and Maintenance Agreement, dated as of July 12, 2023, by and among the Borrower, CFCo, InsuranceCo, LandCo, and NextDecade, as Operator.

APPENDIX I

“Offsetting Transaction” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Offtake Agreement” means any contract entered into by the Borrower for the purchase and sale of either liquefaction capacity at the Rio Grande Facility or LNG from the Rio Grande Facility.
“Operating Costs” has the meaning assigned to such term in the Definitions Agreement.
“Operator” has the meaning assigned to such term in the Definitions Agreement.
“Other Permitted Hedges” means any Hedge Agreement that the Borrower enters into to hedge risks of any commercial nature that is not a Senior Secured Hedge Agreement.
“P1 Accounts” has the meaning assigned to such term in the P1 Accounts Agreement.
“P1 Accounts Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“P1 Accounts Bank” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“P1 Accounts Bank Fee Letter” means the J.P. Morgan Account Bank Services Schedule for Fees for Rio Grande LNG, LLC, dated as of June, 2023, between the Borrower and the P1 Accounts Bank.
“P1 Administrative Agent” means the administrative agent appointed in accordance with the CD Credit Agreement.
“P1 CASA” means the Construction Advisory Services Agreement, dated as of July 12, 2023, by and between the Borrower and NextDecade, as CASA Advisor.
“P1 Collateral Agent” means Mizuho Bank (USA), or any successor to it appointed pursuant to the terms of the Collateral and Intercreditor Agreement.
“P1 Collateral Agent Fee Letter” means the Fee Letter, dated as of July 12, 2023, between the Borrower and the P1 Collateral Agent.
“P1 Collateral Documents” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“P1 Common Facilities Contribution Agreement” means the P1 Common Facilities Contribution Agreement, dated as of July 12, 2023, by and between the Borrower and CFCo.
“P1 Distribution Reserve Account” has the meaning assigned to such term in the P1 Accounts Agreement.
“P1 EPC Contractor” means Bechtel Energy Inc.
“P1 EPC Contracts” means, individually or collectively, as context may require, (a) the T1/T2 EPC Contract and (b) the T3 EPC Contract.

APPENDIX I

“P1 EPC Guarantor” means Bechtel Global Energy, Inc.
“P1 EPC Parent Guarantees” means, collectively (a) with respect to the T1/T2 EPC Contract, the Parent Guarantee, dated as of September 14, 2022, by the P1 EPC Guarantor, in favor of the Borrower and (b) with respect to the T3 EPC Contract, the Parent Guarantee, dated as of September 15, 2022, by the P1 EPC Guarantor, in favor of the Borrower.
“P1 Equity Contribution Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“P1 Equity Guarantor” means any Person, as of any date of determination, that is a guarantor pursuant to any Equity Guaranty (as defined in the P1 Equity Contribution Agreement) delivered and outstanding as of such date pursuant to the P1 Equity Contribution Agreement.
“P1 Financing Documents” means each of:
(a)    this Agreement;
(b)    each Senior Secured Debt Instrument;
(c)    each Senior Secured Hedge Agreement;
(d)    the Collateral and Intercreditor Agreement;
(e)    each Senior Security Document;
(f)    each Subordination Agreement;
(g)    the P1 Equity Contribution Agreement;
(h)    the Common Accounts Agreement (with respect to the obligations of the Borrower);
(i)    the Notes;
(j)    the Fee Letters;
(k)    the other financing and security agreements, documents and instruments delivered in connection with this Agreement; and
(l)    each other document designated as a P1 Financing Document by the Borrower and the P1 Intercreditor Agent.
“P1 Hedge Termination Amount” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“P1 Intercreditor Agent” means MUFG Bank, Ltd., or any successor to it, appointed pursuant to the terms of the Collateral and Intercreditor Agreement.

APPENDIX I

“P1 Intercreditor Agent Fee Letter” means the P1 Intercreditor Agent and P1 Administrative Agent Fee Letter, dated as of July 12, 2023, between the Borrower and the P1 Intercreditor Agent.
“P1 IR Hedge Termination Amount” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“P1 Project Costs” has the meaning assigned to such term in the P1 Accounts Agreement.
“P1 Revenue Account” has the meaning assigned to such term in the P1 Accounts Agreement.
“P1 Sublease” means that certain Sublease Agreement, dated as of the date hereof, by and between the Borrower and LandCo.
“P1 Train Facilities” means the first, second, and third natural gas liquefaction production trains to commence construction at the Rio Grande Facility (as further described in Part II, III, and IV of Exhibit A to the CFAA).
“Party” or “Parties” has the meaning assigned to such term in the Preamble.
“Permitted Business” means (a) the development, construction, operation, expansion, reconstruction, debottlenecking, improvement, and maintenance, and ownership of the Project or related to or using by-products of the Project, all activity reasonably necessary or undertaken in connection with the foregoing and any activities incidental or related to any of the foregoing, including, the development, construction, operation, maintenance, and financing, and ownership of any facilities reasonably related to the Project or related to or using by-products of the Project, (b) the selling of natural gas liquefaction or LNG regasification services, or (c) the buying, selling, storing, and transportation of hydrocarbons for use in connection with the Project or related to or using by-products of the Project.
“Permitted Capital Improvements” means any Mandatory Capital Improvement or any Discretionary Capital Improvement, in each case, for which either (a) the Independent Engineer has provided a Capital Improvement IE Certificate or (b) if the Independent Engineer is not willing to provide a Capital Improvement IE Certificate, the Capital Improvement Plan for such Permitted Capital Improvements has been selected pursuant to the resolution process set forth in Section 14.3.8 (Capital Improvements Generally) of the CFAA.
“Permitted Indebtedness” means:
(a)    Senior Secured Debt and all other Senior Secured Obligations, including all Indebtedness under Senior Secured Hedge Agreements;
(b)    Indebtedness expressly contemplated by a Material Project Document;
(c)    purchase money Indebtedness or Capital Lease Obligations to the extent incurred in the ordinary course of business to finance the acquisition or licensing of intellectual property or items of equipment; provided, that (i) if such obligations are secured, they are secured only by Liens upon the equipment or intellectual property being financed and (ii) the aggregate principal amount and the capitalized portion of such obligations do not at any time exceed $100,000,000 in the aggregate;

APPENDIX I

(d)    Permitted Subordinated Debt;
(e)    trade or other similar Indebtedness incurred in the ordinary course of business, which is (i) not more than ninety days past due or (ii) being contested in good faith and by appropriate proceedings;
(f)    contingent liabilities incurred in the ordinary course of business, including the acquisition or sale of goods, services, supplies or merchandise in the ordinary course of business, the endorsement of negotiable instruments received in the ordinary course of business and indemnities provided under any of the Transaction Documents;
(g)    any obligations of the Borrower under any Other Permitted Hedges;
(h)    to the extent constituting Indebtedness, indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;
(i)    to the extent constituting Indebtedness, obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations, obligations to pay insurance premiums, take-or-pay obligations contained in supply or transportation agreements and similar obligations incurred in the ordinary course of business;
(j)    Indebtedness in respect of any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;
(k)    Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(l)    Indebtedness in respect of an obligation to pay future insurance premiums on insurance policies required by the Insurance Program (i) within three years of the incurrence of such Indebtedness or (ii) otherwise in customary amounts consistent with the operations and business of the Rio Grande Facility in the ordinary course of business;
(m)    unsecured Indebtedness in an aggregate amount not to exceed $400,000,000 to finance Permitted Capital Improvements;
(n)    Indebtedness in an aggregate principal amount not to exceed $250,000,000 to finance the Restoration of the Project following an Event of Loss or an Event of Taking; and
(o)    other unsecured Indebtedness in aggregate principal amount not to exceed $200,000,000.
“Permitted Investments” has the meaning assigned to such term in the P1 Accounts Agreement.
“Permitted Liens” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.

APPENDIX I

“Permitted Subordinated Debt” means any unsecured Indebtedness of the Borrower for borrowed money that is fully subordinated to the Senior Secured Obligations and to the rights of the Senior Secured Parties pursuant to a Subordination Agreement; provided, that: (a) no interest payments shall be made under such subordinated debt except from monies held in the P1 Distribution Reserve Account that are permitted to be distributed pursuant to the P1 Accounts Agreement or by the extension of principal of such subordinated debt as payment in kind for such interest and (b) all rights of the Holders of the Permitted Subordinated Debt are assigned as Collateral to the Senior Secured Parties pursuant to a Pledge of Subordinated Debt Agreement.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or Government Authority.
“Pipeline Manager” means Rio Grande LNG Gas Supply LLC.
“Pledge of Subordinated Debt Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Pledgor” means Rio Grande LNG Holdings, LLC, a Delaware limited liability company.
“Precedent Agreement Administration Agreement” means the Precedent Agreement Administration Agreement, dated as of July 12, 2023, by and between the Borrower, the Pipeline Manager, and NextDecade, as Coordinator.
“Project” has the meaning assigned to such term in the Recitals. For avoidance of doubt, the Project does not include any carbon capture and sequestration system under consideration in connection with the design of the Rio Grande Facility.
“Project Completion Date” means the date when the Independent Engineer shall have certified in writing to the P1 Intercreditor Agent that Ready for Start Up (as defined in the P1 EPC Contracts) and Substantial Completion of the Rio Grande Facility has occurred; provided, that for so long as any loans remain outstanding under the CD Credit Agreement, the Project Completion Date shall be the date when the P1 Administrative Agent additionally shall have confirmed in writing to the P1 Intercreditor Agent that the Term Conversion Date (as defined in the CD Credit Agreement) has occurred.
“Project Documents” means each Material Project Document and any other agreement relating to the Development.
“Projected Principal Amount” means the projected amount of all then-outstanding Senior Secured Debt based on the notional amortization thereof, but giving effect to any prepayments.
“Property” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“QFC Credit Support” has the meaning assigned to such term in Section 8.18.
“Quarterly Payment Date” means each March 31, June 30, September 30, and December 31 that occurs after the Closing Date.
“Real Property Documents” means any material contract or agreement constituting or creating an estate or interest in any portion of the Site, including the Lease Agreements and the Facility Easement Agreements.

APPENDIX I

“Recognized Credit Rating Agency” means Moody’s, S&P, Fitch, or any other nationally recognized statistical rating organization identified as such by the U.S. Securities Exchange Commission or such other nationally recognized rating agency as approved by the P1 Intercreditor Agent (on behalf of the Senior Secured Parties) in its reasonable judgment.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the shareholders, members, partners, directors, officers, employees, agents, and advisors of such Person and of such Person’s Affiliates.
“Release” has the meaning assigned to such term in the Definitions Agreement.
“Relevering Debt” has the meaning assigned to such term in Section 2.5(a).
“Replacement Assets” means (a) non-current assets that will be used or useful in a Permitted Business or (b) substantially all the assets of a Permitted Business or a majority of the voting stock of any Person engaged in a Permitted Business.
“Replacement Debt” has the meaning assigned to such term in Section 2.4(a).
“Required Senior Secured Debt Holders” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, re-organization, court schemes, moratorium, administration and other laws generally affecting the rights of creditors, the time barring of claims under any legislation relating to limitation of claims, the possibility that an undertaking to assume liability for or to indemnify a Person against non-payment of stamp duty may be void, defenses of set-off or counterclaim and similar principles, in each case both under New York law and the laws of other applicable jurisdictions.
“Restore” has the meaning assigned to such term in the Definitions Agreement. The terms “Restored” and “Restoration” have correlative meanings.
“RG Facility Agreements” means the Facility Subsidiary Documents, the CFAA, the Definitions Agreement, the DOE Authorization Administration Agreement, the Lifting and Scheduling Agreement, the O&M Agreement, the Facility Easement Agreements, the P1 Common Facilities Contribution Agreement, the Gas Marketing Agreement, the Precedent Agreement Administration Agreement, the LNG Marketing Services Agreement, and the Vessel Coordination Agreement.
“RG Facility Entities” means, collectively, CFCo, LandCo, and InsuranceCo.
“Rio Grande Facility” has the meaning assigned to such term in the Definitions Agreement.
“S&P” has the meaning assigned to such term in the Definitions Agreement.
“Senior Secured Debt” means all: (a) CD Senior Loans, (b) TCF Senior Loans, (c) Indebtedness under the CD Senior Notes, (d) Working Capital Debt, (e) Replacement Debt, (f) Relevering Debt, and (g) Supplemental Debt.

APPENDIX I

“Senior Secured Debt Commitments” means, at any time, the aggregate of any principal amount that Senior Secured Debt Holders are committed to disburse or stated amount of letters of credit that Senior Secured Debt Holders are required to issue, in each case under any Senior Secured Debt Instrument.
“Senior Secured Debt Documents” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Senior Secured Debt Holder” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Senior Secured Debt Holder Representative” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Senior Secured Debt Instrument” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Senior Secured Hedge Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Senior Secured IR Hedge Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Senior Secured Obligations” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Senior Secured Party” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Senior Security Documents” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Shipping Consultant” means Poten & Partners, Inc. and any replacement thereof appointed by the Borrower with the consent of the P1 Intercreditor Agent.
“Site” means all parcels of real property, upon or through which any portion of the Project is or will be located, including those portions of the Project constituting Corridor Rights, all as more particularly described or shown on Schedule Y.
“Sponsor” means NextDecade LNG, LLC, a Delaware limited liability company.
“Start Date” has the meaning assigned to such term in the Definitions Agreement.
“Subordination Agreement” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“Substantial Completion” means, individually or collectively, as the context may require, (a) T1 Substantial Completion, (b) T2 Substantial Completion, and (c) T3 Substantial Completion.
“Supplemental Debt” has the meaning assigned to such term in Section 2.6(a).

APPENDIX I

“Supported QFC” has the meaning assigned to such term in Section 8.18.
“T1/T2 EPC Contract” means that certain Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Trains 1 and 2 of the Rio Grande Natural Gas Liquefaction Facility, by and between the Borrower and P1 EPC Contractor, dated as of September 14, 2022, as amended by that certain First Amendment to the Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Trains 1 and 2 of the Rio Grande Natural Gas Liquefaction Facility, by and between the Borrower and P1 EPC Contractor, dated as of March 15, 2023, as further amended by that certain Second Amendment to the Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Trains 1 and 2 of the Rio Grande Natural Gas Liquefaction Facility, by and between the Borrower and P1 EPC Contractor, dated as of May 18, 2023, as further revised by Change Order No. EC00062_Rev.1/SC0058_Rev.1, dated May 18, 2023, Change Order No. EC00088/SC0068, dated June 28, 2023 and Change Order No. EC00095/SC0069, dated June 30, 2023.
“T1 Substantial Completion” means “Substantial Completion” with respect to “Train 1”, as defined in the T1/T2 EPC Contract.
“T2 Substantial Completion” means “Substantial Completion” with respect to “Train 2”, as defined in the T1/T2 EPC Contract.
“T3 EPC Contract” means that certain Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 3 of the Rio Grande Natural Gas Liquefaction Facility, by and between the Borrower and P1 EPC Contractor, dated as of September 15, 2022, as amended by that certain First Amendment to the Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 3 of the Rio Grande Natural Gas Liquefaction Facility, dated as of December 22, 2022, as further amended by that certain Second Amendment to the Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 3 of the Rio Grande Natural Gas Liquefaction Facility, by and between the Borrower and P1 EPC Contractor, dated as of March 15, 2023, and as further amended by that certain Third Amendment to the Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 3 of the Rio Grande Natural Gas Liquefaction Facility, by and between the Borrower and P1 EPC Contractor, dated as of May 18, 2023, as further revised by Change Order No. EC00063_Rev.1/SCT3017_Rev.1, dated May 18, 2023, Change Order No. EC00089/SCT3023, dated June 28, 2023, and Change Order No. EC00096/SCT3024, dated June 30, 2023.
“T3 Substantial Completion” means “Substantial Completion” with respect to “Train 3”, as defined in the T3 EPC Contract.
“Taxes” means all taxes, assessments, imposts, duties, deductions, withholding, fees or other governmental charges or levies imposed by any Government Authority, including any interest, additions to tax or penalties applicable thereto. “Tax” shall have a correlative meaning.
“TCF Administrative Agent” means the administrative agent appointed in accordance with the TCF Credit Agreement.
“TCF Credit Agreement” means the Credit Agreement, dated as of July 12, 2023, by and among the Borrower, the TCF Administrative Agent, the P1 Collateral Agent, and the TCF Senior Lenders that are party thereto from time to time.

APPENDIX I

“TCF Senior Lenders” means the “Senior Lenders” as defined in the TCF Credit Agreement.
“TCF Senior Loans” means the “Construction/Term Loans”, as defined the TCF Credit Agreement.
“Time Charter Party Agreement” means (a) the Initial Time Charter Party Agreements and (b) any other voyage or time charter party agreement for an LNG Tanker entered into by the Borrower acting in its capacity as charterer of such LNG Tanker.
“Train Abandonment” has the meaning assigned to such term in the Definitions Agreement.
“Transaction Documents” means, collectively, the P1 Financing Documents and the Material Project Documents.
“Transfer Accession Agreement” means an accession agreement substantively in the form set out in Exhibit B in respect of any Senior Secured Debt Holder Representative.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.
“United States” or “U.S.” means the United States of America.
“US Special Resolution Regimes” has the meaning assigned to such term in Section 8.18.
“Vessel Coordination Agreement” means the Vessel Coordination Agreement, dated as of July 12, 2023, by and between the Borrower and NextDecade.
“Voting Interests” means capital shares in any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of or appoint directors or managers (or persons performing similar functions), of such Person, even if the right so to vote, appoint or Control has been suspended by the happening of such a contingency.
“Working Capital Debt” has the meaning assigned to such term in Section 2.3(a).